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                                  AGREEMENT AND

                                 PLAN OF MERGER

                                  BY AND AMONG

                       INNOVATIVE CLINICAL SOLUTIONS, LTD

                             CLINICAL STUDIES, LTD.

                        COMPREHENSIVE NEUROSCIENCE, INC.

                                       AND

                              CNS ACQUISITION, INC.

                                      DATED

                                OCTOBER 31, 2001

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                                TABLE OF CONTENTS
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BACKGROUND  1

ARTICLE 1 - THE MERGER...................................................................................2

     1.1          EXECUTION, FILING AND EFFECTIVE TIME...................................................2

     1.2          CONSTITUENT AND SURVIVING CORPORATION; EFFECT OF MERGER................................2

     1.3          CERTIFICATE OF INCORPORATION AND BY-LAWS...............................................2

     1.4          OFFICERS AND BOARDS OF DIRECTORS.......................................................2

     1.5          CONVERSION OF STOCK AND OTHER SECURITIES OF  THE CONSTITUENT CORPORATIONS..............2

     1.6          EXCHANGE OF SHARES.....................................................................5

ARTICLE 2 - CLOSING......................................................................................5

     2.1          THE CLOSING DATE.......................................................................5

     2.2          THE CLOSING............................................................................5

     2.3          FILING OF AMENDED CERTIFICATE AND CERTIFICATE OF MERGER................................6

     2.4          TAX CONSEQUENCES.......................................................................6

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF CNS AND ACQUISITION SUB....................................6

     3.1          ORGANIZATION AND QUALIFICATION.........................................................6

     3.2          THE SUBSIDIARIES OF CNS................................................................6

     3.3          CAPITALIZATION.........................................................................7

     3.4          CORPORATE POWER AND AUTHORITY..........................................................8

     3.5           NO VIOLATION..........................................................................8

     3.6          FINANCIAL STATEMENTS...................................................................8

     3.7          BOOKS AND RECORDS......................................................................9

     3.8          ABSENCE OF UNDISCLOSED LIABILITIES.....................................................9

     3.9          CONDUCT OF THE CNS BUSINESS SINCE THE CNS BALANCE SHEET DATE...........................9

     3.10         TANGIBLE PROPERTIES...................................................................11

     3.11         PREMISES..............................................................................11

     3.12         LICENSES AND PERMITS..................................................................12

     3.13         CNS PROPRIETARY ASSETS................................................................12

     3.14         OUTSTANDING COMMITMENTS...............................................................13

     3.15         LITIGATION............................................................................14

     3.16         COMPLIANCE WITH LAW...................................................................15

     3.17         LABOR AND EMPLOYEE RELATIONS..........................................................16

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     3.18         CERTAIN EMPLOYEES.....................................................................16

     3.19         EMPLOYEE BENEFITS.....................................................................17

     3.20         INSURANCE.............................................................................19

     3.21         TRANSACTIONS WITH AFFILIATES..........................................................20

     3.22         TAXES.................................................................................20

     3.23         BROKERS...............................................................................21

     3.24         ENVIRONMENTAL LAWS....................................................................21

     3.25         ACCOUNTS RECEIVABLE...................................................................22

     3.26         SECURITIES AND EXCHANGE COMMISSION FILINGS............................................22

     3.27         DISCLOSURE............................................................................23

     3.28         APPRAISAL RIGHTS......................................................................23

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF CSL AND ICSL..............................................23

     4.1          ORGANIZATION AND QUALIFICATION........................................................23

     4.2          THE SUBSIDIARIES OF CSL...............................................................23

     4.3          CAPITALIZATION........................................................................24

     4.4          CORPORATE POWER AND AUTHORITY.........................................................25

     4.5          NO VIOLATION..........................................................................25

     4.6          FINANCIAL STATEMENTS..................................................................25

     4.7          BOOKS AND RECORDS.....................................................................26

     4.8          ABSENCE OF UNDISCLOSED LIABILITIES....................................................26

     4.9          CONDUCT OF BUSINESS SINCE THE CSL BALANCE SHEET DATE..................................27

     4.10         TANGIBLE PROPERTIES...................................................................28

     4.11         PREMISES..............................................................................28

     4.12         LICENSES AND PERMITS..................................................................29

     4.13         CSL PROPRIETARY ASSETS................................................................29

     4.14         OUTSTANDING COMMITMENTS...............................................................30

     4.15         LITIGATION............................................................................31

     4.16         COMPLIANCE WITH LAW...................................................................32

     4.17         LABOR AND EMPLOYEE RELATIONS..........................................................33

     4.18         CERTAIN EMPLOYEES.....................................................................33

     4.19         EMPLOYEE BENEFITS.....................................................................34

     4.20         INSURANCE.............................................................................36

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     4.21         TRANSACTIONS WITH AFFILIATES..........................................................37

     4.22         TAXES.................................................................................37

     4.23         BROKERS...............................................................................38

     4.24         ENVIRONMENTAL LAWS....................................................................38

     4.25         ACCOUNTS RECEIVABLE...................................................................39

     4.26         SECURITIES AND EXCHANGE COMMISSION FILINGS............................................39

     4.27         DISCLOSURE............................................................................39

     4.28         SEC FILINGS...........................................................................40

ARTICLE 5 - COVENANTS OF CNS............................................................................40

     5.1          EMPLOYEE MATTERS......................................................................40

     5.2          CNS SECURED CONVERTIBLE DEBT..........................................................40

     5.3          CNS OPTIONS AND ICSL REPLACEMENT OPTIONS..............................................41

     5.4          CNS STOCKHOLDER APPROVAL..............................................................41

     5.5          TERMINATION OF STOCKHOLDER AND VOTING AGREEMENTS......................................41

     5.6          ADOPTION OF AMENDMENT TO CNS STOCK OPTION PLAN........................................42

     5.7          PAYMENT OF CNS PREFERRED STOCK DIVIDEND...............................................42

     5.8          TERMINATION OF PSILOS AGREEMENT.......................................................42

ARTICLE 6 - COVENANTS OF CSL AND ICSL...................................................................42

     6.1          ICSL ACTIONS..........................................................................42

     6.2          ICSL REPLACEMENT OPTIONS..............................................................43

ARTICLE 7 - MUTUAL COVENANTS............................................................................43

     7.1          BEST EFFORTS COOPERATION..............................................................43

     7.2          ACCESS................................................................................43

     7.3          INSURANCE.............................................................................43

     7.4          COMPLIANCE WITH LAWS..................................................................43

     7.5          KEEPING OF BOOKS AND RECORDS..........................................................44

     7.6          CONDUCT OF BUSINESS...................................................................44

     7.7          LITIGATION............................................................................45

     7.8          CONTINUED EFFECTIVENESS OF REPRESENTATIONS AND WARRANTIES.............................45

     7.9          NO NEGOTIATIONS.......................................................................45

     7.10         FURTHER ASSURANCES....................................................................46

     7.11         REPLACEMENT FACILITY..................................................................46

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     7.12         GENERAL COVENANTS.....................................................................46

     7.13         PROXY STATEMENT/INFORMATION STATEMENT.................................................47

     7.14         PUBLIC ANNOUNCEMENTS..................................................................47

     7.15         CONFIDENTIALITY.......................................................................48

     7.16         CNS VOTING AGREEMENT..................................................................48

     7.17         CSL VOTING AGREEMENT..................................................................48

     7.18         ESCROW AGREEMENT......................................................................48

ARTICLE 8 - CONDITIONS TO ICSL'S AND CSL'S OBLIGATIONS..................................................49

     8.1          REPRESENTATIONS AND WARRANTIES TRUE...................................................49

     8.2          PERFORMANCE...........................................................................49

     8.3          OFFICERS AND DIRECTORS................................................................49

     8.4          CONSENTS..............................................................................49

     8.5          FINANCIAL DUE DILIGENCE...............................................................50

     8.6          NO ACTIONS, SUITS OR PROCEEDINGS......................................................50

     8.7          OPINION OF COUNSEL....................................................................50

     8.8          ACCOUNTANTS...........................................................................50

     8.9          APPROVAL OF ICSL AND ITS COUNSEL......................................................50

     8.10         CLOSING DOCUMENTS.....................................................................50

     8.11         MINIMUM CASH-ON-HAND..................................................................51

     8.12         CONVERTIBLE DEBT......................................................................51

     8.13         INTENTIONALLY BLANK...................................................................51

     8.14         CNS PREFERRED STOCK DIVIDEND..........................................................51

     8.15         FILING OF AMENDED CERTIFICATE.........................................................51

ARTICLE 9 - CONDITIONS TO CNS'S AND ACQUISITION SUB'S OBLIGATION TO CLOSE...............................51

     9.1          REPRESENTATIONS AND WARRANTIES TRUE...................................................52

     9.2          PERFORMANCE...........................................................................52

     9.3          CONSENTS..............................................................................52

     9.4          FINANCIAL DUE DILIGENCE...............................................................52

     9.5          NO ACTIONS, SUITS OR PROCEEDINGS......................................................52

     9.6          OPINION OF COUNSEL....................................................................53

     9.7          APPROVAL OF CNS AND ITS COUNSEL.......................................................53

     9.8          CLOSING DOCUMENTS.....................................................................53

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     9.9          CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS...............................................53

     9.10         TARGUM NOTE...........................................................................54

ARTICLE 10 - MUTUAL CONDITIONS..........................................................................54

     10.1         NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY..............................................54

     10.2         SHAREHOLDERS AGREEMENT................................................................54

     10.3         LEGENDS...............................................................................54

     10.4         TAX TREATMENT.........................................................................54

     10.5         FAIRNESS OPINION......................................................................55

     10.6         STOCKHOLDER APPROVAL..................................................................55

     10.7         INVESTOR RIGHTS AGREEMENT.............................................................55

     10.8         MODIFICATION OF CSL DEBT..............................................................55

     10.9         EMPLOYMENT AGREEMENT..................................................................55

ARTICLE 11 - SURVIVAL...................................................................................55

ARTICLE 12 - INDEMNIFICATION............................................................................56

     12.1         DEFINITIONS...........................................................................56

     12.2         INDEMNIFICATION GENERALLY; ETC........................................................57

     12.3         LIMITATIONS ON INDEMNIFICATION........................................................58

     12.4         LIMITATIONS ON INDEMNIFICATION........................................................59

     12.5         NOTICE AND DEFENSE OF THIRD PARTY CLAIMS..............................................59

     12.6         REMEDIES EXCLUSIVE....................................................................60

ARTICLE 13 - TERMINATION................................................................................60

     13.1         TERMINATION...........................................................................60

     13.2         EFFECT OF TERMINATION.................................................................61

ARTICLE 14 - MISCELLANEOUS..............................................................................62

     14.1         CERTAIN DEFINITIONS...................................................................62

     14.2         NOTICES...............................................................................70

     14.3         ENTIRE AGREEMENT......................................................................71

     14.4         MODIFICATIONS AND AMENDMENTS..........................................................71

     14.5         WAIVERS AND CONSENTS..................................................................71

     14.6         ASSIGNMENT............................................................................72

     14.7         PARTIES IN INTEREST...................................................................72

     14.8         GOVERNING LAW.........................................................................72

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     14.9         JURISDICTION AND SERVICE OF PROCESS...................................................72

     14.10        SEVERABILITY..........................................................................73

     14.11        INTERPRETATION........................................................................73

     14.12        HEADINGS AND CAPTIONS.................................................................73

     14.13        CHOICE OF REMEDIES AND ENFORCEMENT....................................................73

     14.14        EXPENSES..............................................................................73

     14.15        COUNTERPARTS..........................................................................73
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                                       vi
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                         TABLE OF SCHEDULES AND EXHIBITS

SCHEDULES

3.1      CNS Qualifications

3.2.1    Subsidiaries of CNS

3.3.1    Rights of CNS Capital Stock

3.3.2    CNS Stockholders

3.6      CNS Financial Statements

3.8      Absence of Undisclosed Liabilities of CNS

3.9      Conduct of CNS Business Since the CNS Balance Sheet Date

3.10     CNS Tangible Personal Property

3.11     Property Owned by CNS

3.12     CNS Licenses and Permits

3.13.1   CNS Material Proprietary Assets

3.13.4   CNS Proprietary Assets Licensed to Third Parties

3.14.1   Outstanding Commitments of CNS

3.14.2   List of the Ten Largest Customers of CNS

3.14.3   List of the Ten Largest Suppliers of CNS

3.15     Pending Actions against CNS

3.16     Compliance with the Law by CNS

3.18.1   CNS Employees

3.18.2   CNS Business Relationships

3.18.3   CNS Patient Referrals

3.19.1   CNS Employee Benefits

3.19.2   CNS Plans Qualified Within the Meaning of Section 401(a)

3.19.4   CNS Severance or Separation Obligations

3.20     CNS Insurance Coverage

3.21     CNS Transactions with Affiliates

3.22     CNS Brokers

3.24     CNS Environmental Reports

3.25     CNS Accounts Receivable

4.1      CSL and ICSL Qualifications

4.2      Subsidiaries of CSL

4.3.2    Rights of ICSL Capital Stock

4.5      No Violations by CSL or ICSL

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4.8      Absence of Undisclosed Liabilities of CSL

4.9      Conduct of CSL Business Since the CSL Balance Sheet Date

4.10     CSL Tangible Personal Property

4.11     CSL Real Property

4.12     CSL Licenses and Permits

4.13.1   CSL Proprietary Assets

4.13.4   CSL Proprietary Assets Licensed to Third Persons

4.14.1   Outstanding Commitments of CSL

4.14.2   List of the Ten Largest Customers of CSL

4.14.3   List of the Ten Largest Suppliers of CSL

4.15     Pending Actions Against CSL

4.16     Compliance with the Law by CSL

4.17     Pending Charges by Employees of CSL

4.18.1   CSL Employees

4.18.3   CSL Patient Referrals

4.19.1   CSL Employee Benefits

4.19.2   CSL Plans Qualified Within the Meaning of 401(a)

4.19.4   CSL Separation and Severance Obligations

4.20     CSL Insurance Coverage

4.21     CSL Transactions with Affiliates

4.22     CSL Taxes

4.23     CSL Brokers

4.24     CSL Environmental Reports

4.25     CSL Accounts Receivable

5.3.3    ICSL Options Subject to Return of Shares on Termination

12.1.4   Contingent Liability Schedule

                                      viii
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EXHIBITS

5.2      Note Purchase Term Sheet

7.16     CNS Voting Agreement

7.17     CSL Voting Agreement

7.18     Escrow Agreement

8.7      Matters Upon Which Proskauer Rose LLP Will Opine

8.15     CNS Amended Certificate

9.6      Matters Upon Which Hinckley, Allen & Snyder LLP Will Opine

10.2     Shareholders Agreement

10.7     Investor Rights Agreement

                                       ix
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                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "AGREEMENT") is made and entered into effective as of October 31, 2001 by and among Innovative Clinical Solutions, Ltd., a Delaware corporation ("ICSL"), Clinical Studies, Ltd., a Delaware corporation and a wholly-owned subsidiary of ICSL ("CSL"), Comprehensive NeuroScience, Inc., a Delaware corporation ("CNS") and CNS Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of CNS ("ACQUISITION Sub"). Capitalized terms used herein shall have the meaning ascribed to them in Section 14.1 unless the context clearly requires otherwise.

                                   BACKGROUND

         A. CSL is a healthcare company that provides site management organization services and conducts clinical research for pharmaceutical companies and for clinical research organizations (collectively, with all activities incidental thereto, the "CSL BUSINESS").

         B. CNS is a healthcare company that performs clinical research, disseminates information and develops drug treatments for illnesses related to memory, mood and behavior (collectively, with all activities incidental thereto, the "CNS BUSINESS").

         C. The parties hereto desire to effect the merger of Acquisition Sub with and into CSL, with CSL as the surviving entity (the "MERGER"), which shall be wholly owned by CNS.

         D. Immediately prior to the effectiveness of the Merger, CNS shall cause to be filed with the Secretary of State of the State of Delaware a Third Amended and Restated Certificate of Incorporation (the "AMENDED CERTIFICATE") pursuant to which (i) the powers, preferences and rights, and the qualifications, limitations and restrictions of the outstanding shares of Series A Preferred Stock, par value $.001 per share (the "CNS PREFERRED STOCK"), shall be amended, and (ii) the number of authorized shares of CNS Common Stock shall be increased to 100,000,000 shares (following the filing of the Amended Certificate, CNS is sometimes hereinafter referred to as "NEWCO").

         E. Pursuant to this Agreement, ICSL as the holder all of the outstanding of shares of common stock, par value $.0001 per share, of CSL (the "CSL COMMON STOCK"), will receive shares of Newco common stock, par value $.001 per share (the "NEW COMMON STOCK"), in the manner set forth in Article 1 of this Agreement and upon the terms and conditions otherwise set forth in this Agreement.

         F. Concurrently with the effectiveness of the Merger, Newco will issue certain Newco Secured Convertible Promissory Notes ("CONVERTIBLE NOTES") to certain investors (the "NEWCO INVESTORS") substantially on the terms set forth herein and in the Note Purchase Term Sheet.

         G. The Board of Directors of each of ICSL, CSL, CNS and Acquisition Sub has determined that the Merger is fair and in the best interests of their respective stockholders, has approved and adopted this Agreement and each of the Ancillary Agreements to which it is a party and each of the transactions contemplated hereby and

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by the Ancillary Agreements (together with the Merger, the "TRANSACTIONS") and, in the case of ICSL and CSL, has resolved to declare this Agreement advisable and to recommend to their respective stockholders that they approve this Agreement and the Transactions, including the Merger.

         H. For Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

               NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and agreements hereinafter contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                             ARTICLE 1 - THE MERGER

         1.1   EXECUTION, FILING AND EFFECTIVE TIME.

         On the Closing Date (as hereinafter defined) and subject to the terms and conditions hereinafter set forth, the parties hereto agree to cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware a Certificate of Merger (the "CERTIFICATE OF MERGER") in the form set forth in EXHIBIT 1.1 hereto, and to take all such further actions as may be required by law to make the Merger effective. The Merger shall become effective when the Certificate of Merger is so filed in accordance with the Delaware General Corporation Law (the "DGCL"), and the time at which the Merger becomes effective is referred to herein as the "EFFECTIVE TIME."

         1.2   CONSTITUENT AND SURVIVING CORPORATION; EFFECT OF MERGER.

         CSL and Acquisition Sub shall be the constituent corporations in the Merger, and CSL shall be the surviving corporation, the name of which shall be Clinical Studies, Ltd. (in such capacity, CSL is sometimes hereinafter referred to as the "SURVIVING CORPORATION"). At the Effective Time, the Merger shall have the effect set forth in Section 251 of the DGCL.

         1.3   CERTIFICATE OF INCORPORATION AND BY-LAWS.

         At the Effective Time, the Certificate of Incorporation and By-laws of Acquisition Sub as in effect at the Effective Time shall be the Certificate of Incorporation and By-laws of the Surviving Corporation.

         1.4   OFFICERS AND BOARDS OF DIRECTORS.

         At the Effective Time, each of the members of the Board of Directors and each of the officers of CSL immediately prior to the Effective Time shall resign or be removed from office and concurrently therewith such directors and officers as shall be mutually agreed prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each to serve in accordance with the provisions of the By-laws of the Surviving Corporation until his successor is duly elected and qualified.

         1.5 CONVERSION OF STOCK AND OTHER SECURITIES OF THE CONSTITUENT CORPORATIONS.

         At the Effective Time, without any action on the part of the holder thereof, securities of CSL and Acquisition Sub will be converted and exchanged as provided below.

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         1.5.1 The shares of CSL Common Stock held in treasury immediately prior to the Effective Time shall be cancelled and extinguished. The shares of CSL Common Stock issued and outstanding immediately prior to the Effective Time that are not then held in the treasury of CSL shall be canceled and extinguished and be converted into the right to receive (or have delivered to the Escrow Agent in accordance with Article 12 hereof), upon surrender to CNS of the CSL Certificate(s), that number of shares of New Common Stock (together with the Replacement Option Reserve, the "CSL MERGER CONSIDERATION") resulting from application of the following formula:

               CSL NET ENTERPRISE VALUE
               ------------------------   - REPLACEMENT OPTION RESERVE
                 CNS PER SHARE VALUE

     For purposes of this Agreement:

                   (a) The "CSL NET ENTERPRISE VALUE" shall mean $26.4 Million LESS (i) all outstanding CSL Debt on the Closing Date and PLUS
               (ii) any CSL Cash-On-Hand on the Closing Date.

                   (b) The "CNS COMMON EQUITY VALUE" shall mean the CNS Net Enterprise Value LESS (i) $10.4 Million and LESS (ii) the CNS Preferred Stock Dividend.

                   (c) The "CNS NET ENTERPRISE VALUE" shall mean $13.6 Million LESS (i) all outstanding CNS Debt on the Closing Date (other than the Convertible Notes) and PLUS (ii) any CNS Cash-on-Hand on the Closing Date (other than the cash proceeds from the Convertible Notes).

                   (d) The "CNS PREFERRED STOCK DIVIDEND" shall mean the aggregate accrued but unpaid cumulative dividend on the CNS Preferred Stock calculated as of the Closing Date.

                   (e) "CNS COMMON STOCK EQUIVALENTS" shall mean all CNS Common Stock and any and all shares of CNS Common Stock issuable pursuant to any and all rights, options, warrants or convertible or exchangeable securities (other than CNS Preferred Stock and the Convertible Notes), entitling the holder thereof to subscribe for or purchase or otherwise acquire shares of CNS Common Stock or shares convertible into or exchangeable for CNS Common Stock that are issued and outstanding on the Closing Date immediately prior to the issuance of CNS Common Stock in satisfaction of the CNS Preferred Stock Dividend as contemplated by Section 5.7 and the filing of the Amended Certificate with the Secretary of the State of Delaware and immediately prior to the issuance of shares of New Common Stock to CSL in the Merger and excluding the ICSL Replacement Options.

                   (f) "CNS PER SHARE VALUE" shall mean the CNS Common Equity Value divided by the number of shares of CNS Common Stock Equivalents.

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                   (g)  "REPLACEMENT OPTION RESERVE" shall mean the
               number of shares of New Common Stock issuable upon exercise of the ICSL Replacement Options.

               1.5.2 Each share of CNS Preferred Stock and CNS Common Stock, if any, held in treasury immediately prior to the Effective Time shall represent a share of New Preferred Stock and New Common Stock, respectively, held in treasury immediately following the Effective Time. Each share of CNS Preferred Stock and CNS Common Stock issued and outstanding immediately prior to the Effective Time that is not then held in the treasury of CNS shall represent a share of New Preferred Stock and New Common Stock, respectively, as provided in the Amended Certificate.

               1.5.3 Each share of the common stock, $0.01 par value, of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall be converted in to the right to receive, upon the surrender to the Surviving Corporation of the certificate representing such share, one (1) fully paid and nonassessable share of CSL Common Stock, which share of the Surviving Corporation thereupon shall constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation.

               1.5.4 As soon as practicable following the date of this Agreement, but in no event later than the Effective Time, the Board of Directors of ICSL and CNS (or, if appropriate, any committee administering the ICSL Options or the CNS Options) shall adopt such resolutions or take other actions as may be required to provide that, at the Effective Time, each former holder of a ICSL Option that is outstanding immediately prior to the Effective Time who has executed a waiver and release of such ICSL Option for the benefit of ICSL and CNS shall be granted a new option to purchase New Common Stock (the "ICSL REPLACEMENT OPTIONS") and each ICSL Option for which a ICSL Replacement Option is to be granted shall be canceled. CNS shall adopt a stock option plan or amend its existing stock option plan to the extent necessary to permit the issuance of the ICSL Replacement Options. CNS shall provide to each former holder of a ICSL Option a stock option agreement for a ICSL Replacement Option substantially in the form of the stock option agreements provided to CNS's employees generally, except that each ICSL Replacement Option agreement shall provide for a term and vesting schedule and shall be exercisable on substantially identical terms as those provided in of such holder's stock option agreement with respect to such holder's ICSL Option. The number of shares of New Common Stock subject to such ICSL Replacement Options shall be equal to the product of (a) the aggregate number of shares of ICSL Common Stock issuable upon exercise of the ICSL Options and (b) the ICSL Conversion Ratio. The exercise price per share shall be equal to the exercise price per share of each ICSL Option immediately prior to the Effective Time divided by the ICSL Conversion Ratio. In addition, notwithstanding the foregoing, each ICSL Replacement Option granted to a former holder of a ICSL Option that was an "incentive stock option" shall be adjusted as required by section 424 of the Code and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option, within the meaning of section 424(h) of the Code. Each of ICSL and CNS shall take all necessary steps to effectuate the foregoing, including using its reasonable efforts to obtain from each holder of a ICSL Option any consent or agreement that may be deemed necessary or advisable in order to effect the transactions contemplated by this Section 1.5.

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               1.5.5    CNS shall take all corporate action necessary to reserve
for issuance a sufficient number of shares of New Common Stock for delivery upon exercise of the ICSL Replacement Options.

         1.6   EXCHANGE OF SHARES.

               1.6.1 At the Closing, ICSL shall deliver to CNS certificates representing all of the outstanding shares of CSL Common Stock (the "CSL CERTIFICATES") together with the address and taxpayer identification number of ICSL. The CSL Certificate(s) so surrendered shall forthwith be canceled.

               1.6.2 At the Effective Time, any shares of Acquisition Sub Stock then held by CNS shall be cancelled and exchanged for shares of the Surviving Corporation.

               1.6.3 At the Closing,Newco shall deliver to ICSL a certificate representing that number of whole shares of New Common Stock to which ICSL shall have become entitled pursuant to the provisions of this Article 1, LESS the Escrowed Shares, which shall be delivered to the Escrow Agent pursuant to
Article 12 hereof and the Escrow Agreement. In the event that there exists any fractional share that ICSL would otherwise have the right to receive, Newco shall not be obligated to issue such fractional share and such fractional share shall be rounded up or down to the nearest whole share.

               1.6.4 CSL may direct Newco to deliver shares of New Common Stock otherwise issuable to ICSL pursuant to Section 1.6.3 to Steven D.Targum in satisfaction of the Convertible Portion of the Targum Debt, PROVIDED that Steven
D. Targum becomes a party to the Shareholders Agreement. In connection therewith, CSL shall provide Newco with such information and documentation as Newco may reasonably request.

               1.6.5 After the Effective Time, there shall be no transfers on the stock transfer books of any of CSL or Acquisition Sub of the shares of CSL Common Stock or Acquisition Sub Stock, as the case may be, which were issued and outstanding immediately prior to the Effective Time.

                               ARTICLE 2 - CLOSING

         2.1   THE CLOSING DATE.

         Subject to the satisfaction or waiver of each of the conditions contained in Articles 8, 9 and 10 of this Agreement, the closing of the Transactions, including the Merger (the "CLOSING") shall take place at the offices of Hinckley, Allen & Snyder LLP, 1500 Fleet Center, Providence, Rhode Island at 10:00 a.m. on a date agreeable to the parties within five (5) business days after the satisfaction or waiver of all conditions to Closing set forth in Articles 8, 9 and 10, or on such other date or at such other location or time as may be agreed upon by the parties (such date and time being called the "CLOSING DATE"), but in no event later than the Termination Date.

         2.2   THE CLOSING.

         At the Closing, CNS, Acquisition Sub, ICSL and CSL shall each deliver to each other, as applicable, such certificates, instruments, documents and opinions as are set forth in Articles 8, 9 and 10, each of which shall be duly executed and delivered, as appropriate.

         2.3   FILING OF AMENDED CERTIFICATE AND CERTIFICATE OF MERGER.

         Immediately prior to the Closing, the Amended Certificate shall be duly adopted, executed and filed with the Secretary of State of the State of Delaware and shall have become effective. Contemporaneously with the Closing, the duly executed Certificate of Merger shall be duly adopted, executed and filed with the Secretary of State of the State of Delaware.

         2.4   TAX CONSEQUENCES.

         It is intended by the parties hereto that the Merger shall constitute a "reorganization" within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

     ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF CNS AND ACQUISITION SUB

         CNS and Acquisition Sub hereby jointly and severally represent and warrant to ICSL and CSL as set forth in this Article 3. All representations and warranties made in this Article 3 are made subject to the exceptions that are noted in the CNS Disclosure Schedule. The information provided in one section of the CNS Disclosure Schedule shall suffice, without repetition or cross-reference, as a disclosure of such information in any other relevant section of the CNS Disclosure Schedule, if the disclosure in respect of such one section of the CNS Disclosure Schedule is sufficient on its face without further inquiry reasonably to inform ICSL of the information required to be disclosed in respect of such other sections of the CNS Disclosure Schedule to avoid a misrepresentation under the relevant counterpart sections of the Agreement.

         3.1   ORGANIZATION AND QUALIFICATION.

               CNS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. CNS is qualified to do business as a foreign corporation in each jurisdiction where it is required to be so qualified, except where the failure to be so qualified could not reasonably be expected to result in a CNS Material Adverse Change, and each such jurisdiction and the status of its qualification is set forth on SCHEDULE 3.1 hereto. CNS has previously furnished to ICSL and CSL true and complete copies of its Certificate of Incorporation and By-laws, as amended to date.

         3.2   THE SUBSIDIARIES OF CNS.

               3.2.1 Each Subsidiary of CNS (a "CNS SUBSIDIARY") is listed on SCHEDULE 3.2.1. Each CNS Subsidiary is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the State of its incorporation or formation and is qualified to do business as a foreign corporation or limited liability company in each jurisdiction where it is required to be so qualified, except where failure to be so qualified could not reasonably be expected to result in a CNS Material Adverse Change. All issued and outstanding capital stock or membership interests of each CNS Subsidiary are duly authorized, validly issued, fully paid and nonassessable and CNS is the sole owner of all such issued and outstanding capital stock or membership interests. There are no preemptive rights, rights of first refusal or similar rights existing with respect to the shares of capital stock or membership interests of any CNS Subsidiary and no such rights arise or become exercisable by virtue of or in connection with the Transactions contemplated hereby. There are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require any CNS Subsidiary to issue, sell or otherwise cause to become outstanding any of its capital stock, membership interests or other securities. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to any CNS Subsidiary. Except as set forth on SCHEDULE 3.2.1, there are no stockholder's agreements, voting trusts, proxies or other agreements or understandings with respect to the voting or ownership of the capital stock of any CNS Subsidiary. Except as set forth on SCHEDULE 3.2.1, CNS does not control directly or indirectly or have any direct or indirect equity participation in any corporation, partnership, joint venture, trust or other business association other than the CNS Subsidiaries.

               3.2.2    Acquisition Sub has no Subsidiaries.

         3.3   CAPITALIZATION.

               3.3.1 The authorized capital stock of CNS consists of (i) 50,000,000 shares of CNS Common Stock of which 4,409,662 shares are issued and outstanding and (ii) 20,000,000 shares of Preferred Stock of which 15,600,000 shares are designated as Series A Preferred, of which 10,400,000 shares are issued and outstanding. All of the issued and outstanding shares of the capital stock of CNS are, and all of the shares of New Common Stock to be issued in exchange for shares of CSL Common Stock upon the consummation of the Merger when issued in accordance with this Agreement, will be validly issued and fully paid and nonassessable, issued in compliance with all applicable state and federal securities laws and not issued in violation of any preemptive rights or rights of first refusal. Except as set forth on SCHEDULE 3.3.1, no preemptive rights, rights of first refusal or similar rights exist with respect to the shares of capital stock of CNS, and no such rights arise or become exercisable by virtue of or in connection with the Transactions. Except as set forth on SCHEDULE 3.3.1, there are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require CNS to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock). SCHEDULE 3.3.1 contains a true and correct summary of the exercise or conversion price, vesting schedule and amount of underlying securities, with respect to all such rights, options, warrants, agreements or commitments or securities or obligations convertible into or exchangeable for shares of CNS capital stock. CNS has previously furnished to ICSL and CSL copies of all plans and agreements relating thereto. Except as set forth on SCHEDULE 3.3.1, CNS has no obligation to register any shares of its capital stock under the Securities Act. Except as set forth on
SCHEDULE 3.3.1, CNS is not obligated directly, indirectly or contingently to purchase or redeem any shares of its capital stock.

               3.3.2 SCHEDULE 3.3.2 sets forth with respect to CNS (a) the name and the number of outstanding shares of each class of its capital stock owned by each stockholder of record as of the close of business on the date of this Agreement and (b) the name of each holder of CNS Options and the number of shares of CNS Common Stock into which such CNS Options are exercisable and the exercise price of such CNS Options.

         3.4      CORPORATE POWER AND AUTHORITY.

         CNS and each CNS Subsidiary have full corporate power and authority to carry on the CNS Business and any other activities now being conducted and to own, operate and lease their properties in the places where such CNS Business or such other activities are now conducted and such properties are now owned, leased or operated. This Agreement and the Transactions, including the Merger, have been duly approved by the Board of Directors of CNS and the Board of Directors and CNS, as the sole stockholder of Acquisition Sub. Each of CNS and Acquisition Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the Transactions, including the Merger, and this Agreement and the Ancillary Agreements to be executed and delivered by each of CNS and Acquisition Sub in connection herewith constitute the legal, valid and binding obligations of each of CNS and Acquisition Sub enforceable against it in accordance with their respective terms.

         3.5      NO VIOLATION.

         Neither the execution and delivery of this Agreement and the other documents and instruments contemplated hereby and the consummation of the Transactions, including the Merger, nor the performance of this Agreement and such other documents and instruments in compliance with the terms and conditions hereof and thereof will (a) violate, conflict with or result in any breach of the certificate of incorporation, by-laws, operating agreement or any other charter or organizational document of CNS or any CNS Subsidiary, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority (other than filing the Amended Certificate and the Certificate of Merger with the Secretary of State of the State of Delaware),
(c) violate, conflict with or result in a breach, default or termination or give rise to any right of termination, cancellation or acceleration of the maturity of any payment date of any obligation of CNS or any CNS Subsidiary or increase or otherwise affect the obligations of CNS or any CNS Subsidiary under any Law or CNS Permit or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument or obligation related to CNS or any CNS Subsidiary or to CNS's ability to consummate the Transactions, including the Merger, or result in the creation of any Claim upon or against the properties of CNS or any CNS Subsidiary, except (i) for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents, in form and substance satisfactory to ICSL and CSL, have been or will be obtained in writing and provided to ICSL or CSL at or prior to the Closing or
(ii) where such violations, conflicts or defaults would not, individually or in the aggregate, result in a CNS Material Adverse Change.

         3.6      FINANCIAL STATEMENTS.

         CNS has previously furnished to ICSL and CSL the following financial statements of CNS, copies of which are attached hereto on SCHEDULE 3.6: (a) financial statements consisting of balance sheets, statements of income, statements of retained earnings and statements of cash flows audited by Deloitte & Touche LLP for each of the two most recently completed fiscal years (the "AUDITED CNS FINANCIALS") and (b) unaudited financial statements consisting of a balance sheet and income statement as of and for the six months ended June 30, 2001, prepared internally by CNS (the "UNAUDITED

CNS FINANCIALS" and together with the Audited CNS Financials, the "CNS FINANCIAL STATEMENTS"). The balance sheet of CNS dated June 30, 2001 and included among the CNS Financial Statements is referred to herein as the "CNS BALANCE SHEET." All CNS Financial Statements were prepared from the books and records of CNS, which books and records are complete and correct. The CNS Financial Statements fairly present in all material respects the financial position of CNS and the CNS Subsidiaries (on a consolidated basis) as of the dates thereof and the results of CNS's and the CNS Subsidiaries' operations for the periods presented therein, as the case may be, all in conformity with GAAP, consistently applied, subject, in the case of the Unaudited CNS Financials, to normal year-end adjustments in accordance with GAAP and, except that the Unaudited CNS Financials do not have notes thereto. There has been no change in CNS's accounting policies except as described in the notes to the CNS Financial Statements.

         3.7      BOOKS AND RECORDS.

         The minute books and other records of corporate actions of CNS and each CNS Subsidiary are correct and complete in all material respects. All corporate action requiring approval of the Board of Directors or the stockholders or members of either CNS or any CNS Subsidiary has been so approved and confirmed, as required by the certificate of incorporation, by-laws, operating agreement, regulations or other organizational documents of each and by the DGCL or other applicable law, and such approval and confirmation has been so noted in the minute books. All accounts, books, ledgers and official and other records of CNS and each CNS Subsidiary have been fully, properly and accurately kept and are complete, and there are no material inaccuracies or discrepancies contained therein. The stock ledgers of CNS and each CNS Subsidiary, as previously provided to ICSL, contain accurate and complete records of all issuances, transfers and cancellations of shares of the capital stock of CNS and each CNS Subsidiary. As of the Closing Date, all of the books and records referenced in this Section 3.7 will be in the possession of CNS.

         3.8      ABSENCE OF UNDISCLOSED LIABILITIES.

         Except as set forth or reserved against in the Balance Sheet as of June 30, 2001 (the "CNS BALANCE SHEET DATE") included in the CNS Financial Statements and except as set forth on SCHEDULE 3.8 and except which, individually or in the aggregate, would not cause a CNS Material Adverse Change, CNS (a) did not have as of the CNS Balance Sheet Date any Liability of any nature including, without limitation, Liabilities that may become known or arise after the date hereof and which relate to transactions entered into or any state of facts existing on or before the CNS Balance Sheet Date, and (b) has not incurred since the CNS Balance Sheet Date any Liability except in the Ordinary Course of Business (none of which relates to breaches of contract, breaches of warranty, tort, infringement or violation of law or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding).

         3.9      CONDUCT OF THE CNS BUSINESS SINCE THE CNS BALANCE SHEET DATE.

         Since the CNS Balance Sheet Date, except as set forth on SCHEDULE 3.9, there has been no CNS Material Adverse Change with respect to CNS, and no such CNS Material Adverse Change is threatened, contemplated, or anticipated. Since the CNS Balance

Sheet Date, except as set forth on SCHEDULE 3.9, neither CNS nor any CNS Subsidiary has taken or agreed to take any action that would obligate CNS or any CNS Subsidiary to have:

                  3.9.1 taken any action or entered into or agreed to enter into any transaction, agreement or commitment other than in the Ordinary Course of Business;

                  3.9.2 entered into or agreed to enter into any transaction, agreement or commitment, or suffered the occurrence of any event or events (a) that has interfered or is reasonably likely to interfere with the normal and usual operations of the CNS Business or any CNS Subsidiary or (b) that, singly or in the aggregate, has resulted or is reasonably likely to result in a CNS Material Adverse Change;

                  3.9.3 mortgaged, pledged, or otherwise encumbered, or, other than in the Ordinary Course of Business, sold, transferred or otherwise disposed of, any of the properties or assets of CNS or any CNS Subsidiary, including any cancelled, released, hypothecated or assigned indebtedness owed to CNS or any CNS Subsidiary, or any Claims held by CNS or any CNS Subsidiary;

                  3.9.4 made any investment of a capital nature or entered into a commitment for such investment either by purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase of any property or assets of any other Person;

                  3.9.5 declared, set aside, or paid any dividend or other distribution (whether in cash, stock, or property, or any combination thereof) in respect of the capital stock of CNS, or redeemed or otherwise acquired, directly or indirectly, any shares of capital stock of CNS;

                  3.9.6 paid any long-term liability, otherwise than in accordance with its terms;

                  3.9.7 paid any bonus compensation to any officer, director, stockholder or employee of CNS or any CNS Subsidiary or otherwise increased the compensation paid or payable to any of the foregoing;

                  3.9.8 sold, assigned or transferred any CNS Proprietary Assets or other intangible assets;

                  3.9.9 entered into any material agreement, contract, lease, indenture or commitment (whether written or oral) or any amendment, waiver or modification to any existing agreement, contract, lease, indenture or commitment (whether written or oral);

                  3.9.10 contracted with or committed to any third party (a) to sell any capital stock of CNS or Acquisition Sub, (b) to sell any assets of CNS or any CNS Subsidiary other than in the Ordinary Course of Business, (c) to effect any merger, consolidation or other reorganization of CNS or any CNS Subsidiary, or (d) to enter into any agreement with respect thereto;

                  3.9.11 suffered any material casualty or extraordinary losses (whether or not covered by insurance);

                  3.9.12 made or adopted any change in its accounting practice or policies; or

                  3.9.13 agreed to do or authorized any of the foregoing.

         3.10     TANGIBLE PROPERTIES.

         SCHEDULE 3.10 contains a true and complete list of all fixed assets, fixtures, computer hardware and software, automobiles, and other tangible personal property owned or leased by CNS or any CNS Subsidiary with a book value in excess of $10,000 ("CNS TANGIBLE PERSONAL PROPERTY"). Except as listed on
SCHEDULE 3.10 with respect to leased CNS Tangible Personal Property, CNS and each CNS Subsidiary have good title free and clear of all Claims to CNS Tangible Personal Property owned by CNS or any CNS Subsidiary. With respect to any CNS Tangible Personal Property leased by CNS or any CNS Subsidiary, all leases, conditional sale contracts, franchises or licenses pursuant to which CNS or any CNS Subsidiary may hold or use (or permit others to hold or use) such CNS Tangible Personal Property are valid and in full force and effect, and there is not under any of such instruments any existing default or event of default or event which with notice or lapse of time or both would constitute such a default, except for any such defaults or notices that individually or in the aggregate could not reasonably be expected to result in a CNS Material Adverse Change; and CNS's or any CNS Subsidiary's possession and use of such property has not been disturbed and no Claim has been asserted against CNS or any CNS Subsidiary adverse to their rights in such leasehold interests, except for any such claims that individually or in the aggregate could not reasonably be expected to result in a CNS Material Adverse Change. All CNS Tangible Personal Property is adequate and usable for the purposes for which it is currently used and each item of CNS Tangible Personal Property, whether owned or leased, is in good operating condition, reasonable wear and tear excepted, and has been properly maintained and repaired, except as would not, individually or in the aggregate, result in a CNS Material Adverse Change. CNS Tangible Personal Property comprises all the equipment necessary for the continuing operation of the CNS Business in the manner in which is has been operated to date.

         3.11     PREMISES.

         The real property and the leases described on SCHEDULE 3.11 represent all the real property owned (the "CNS OWNED PREMISES") or leased or subleased (the "CNS LEASED PREMISES") and the real property leases and subleases (the "CNS LEASES") entered into or assumed by CNS or any CNS Subsidiary, and, with respect to the Leased Properties, SCHEDULE 3.11 sets forth the date of the lease and each amendment thereto and the aggregate annual rental payments and other fees payable under such lease. Each of the CNS Leases is in full force and effect, and there is not under any of the CNS Leases any existing default or event of default or event which with notice or lapse of time or both would constitute such a default or event of default, except for any such defaults or notices that singly or in the aggregate could not reasonably be expected to result in a CNS Material Adverse Change. CNS and each CNS Subsidiary has good and marketable title to each of the CNS Owned Premises and each CNS Lease conveys good and marketable leasehold title to the CNS Leased Premises purported to be conveyed thereunder, is enforceable by CNS or any CNS Subsidiary which is the lessee thereunder, provides exclusive possession of the CNS Leased Premises leased thereunder, and following the

Transactions will continue to be enforceable in accordance with its terms. CNS or any CNS Subsidiary which is the lessee of each respective CNS Leased Premises has the right to use its respective CNS Leased Premises in accordance with the terms of each respective CNS Lease free and clear of all Claims. Each of the CNS Leased Premises is adequately maintained, fully equipped with all necessary utilities and is in reasonably satisfactory condition and repair, consistent with the uses to which it is presently being put or intended to be put. To the Knowledge of CNS, there is no violation of any material covenant, restriction or other agreement or understanding, oral or written, affecting or relating to title or use of any CNS Leased Premises. Neither CNS nor any CNS Subsidiary has received notice of any pending or threatened condemnation or similar proceedings or any assessments affecting any of the CNS Leased Premises, nor to the Knowledge of CNS is any such condemnation or assessment contemplated by any Governmental Authority. CNS has delivered to ICSL and CSL true and correct copies of all CNS Leases, as amended to date.

         3.12     LICENSES AND PERMITS.

         SCHEDULE 3.12 lists all material licenses, permits, pending applications, consents, approvals and authorizations of or from any Governmental Authority (other those issued (i) pursuant to CLIA, (ii) with respect to the handling and disposal of Hazardous Substances and (iii) by the United States Drug Enforcement Administration or any state agency with respect to the storage, use and dispensing of "controlled substances" (as defined by applicable federal and state Law)) held by CNS and each CNS Subsidiary or used in or otherwise necessary for the conduct of the CNS Business (collectively, the "CNS PERMITS"). CNS and each CNS Subsidiary have complied with all conditions and requirements imposed by the CNS Permits and neither CNS nor any CNS Subsidiary has received any notice of, or has any reason to believe, that any Governmental Authority intends to cancel, terminate or suspend any of the CNS Permits or that valid grounds for such cancellation, termination or suspension exist. Except as set forth on SCHEDULE 3.12, and, except as would not, individually or in the aggregate, result in a CNS Material Adverse Change, no other licenses, permits, consents, approvals or authorizations of or from any Governmental Authority other than the CNS Permits are necessary to operate the CNS Business. CNS and any CNS Subsidiary own or have the right to use the CNS Permits in accordance with the terms thereof without any conflict or alleged conflict or infringement with the rights of others and subject to no Claim. Each CNS Permit is and immediately after the Transactions will be valid and in full force and effect and no CNS Permit will be subject to termination or be terminated or adversely affected by the Transactions.

         3.13     CNS PROPRIETARY ASSETS.

                  3.13.1 SCHEDULE 3.13.1 identifies all material Proprietary Assets owned by or licensed to, or otherwise used by, CNS or any CNS Subsidiary (collectively, the "CNS PROPRIETARY ASSETS"). SCHEDULE 3.13.1 lists each patent, trademark and service mark owned by or licensed to, or otherwise used by, either CNS or any CNS Subsidiary and states with respect to each such patent, trademark or service mark, whether it is registered with the U.S. Patent and Trademark Office or any state or foreign Governmental Agency. Except as set forth in
SCHEDULE 3.13.1, CNS is not obligated to make any payment to any person or entity for the use of any CNS Proprietary Asset. Except as set forth in

SCHEDULE 3.13.1, neither CNS nor any CNS Subsidiary has developed jointly with any other Person any CNS Proprietary Asset with respect to which such other Person has any rights.

                  3.13.2 CNS has taken reasonably prudent steps to protect and maintain the confidentiality and secrecy of all CNS Proprietary Assets (except CNS Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all CNS Proprietary Assets.

                  3.13.3 To the Knowledge of CNS, none of the CNS Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. Neither CNS nor any CNS Subsidiary has received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the Knowledge of CNS, neither CNS nor any CNS Subsidiary is infringing, misappropriating, or making any unlawful use of, nor has at any time infringed, misappropriated or made any unlawful use of, any Proprietary Asset owned or used by any other Person. To the Knowledge of CNS, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person or entity infringes or conflicts with, any CNS Proprietary Asset.

                  3.13.4 CNS Proprietary Assets constitute all the Proprietary Assets necessary to enable CNS and the CNS Subsidiaries to conduct the CNS Business in the manner in which such CNS Business has been and is being conducted. Except as set forth in SCHEDULE 3.13.4: (a) neither CNS nor any CNS Subsidiary has licensed any of the CNS Proprietary Assets to any Person, and (b) neither CNS nor any CNS Subsidiary has entered into any contract, agreement, covenant not to compete, or other arrangement limiting its ability to exploit fully any of its CNS Proprietary Assets or to transact business in any market or geographical area or with any Person.

         3.14     OUTSTANDING COMMITMENTS.

                  3.14.1 SCHEDULE 3.14.1 sets forth a list of all contracts, agreements, leases, subleases, commitments, licenses and franchises, whether written or oral, to which CNS or any CNS Subsidiary is a party or which relate to the CNS Business and under which CNS has any continuing obligations, each of which (a) relates to the purchase, sale, lease, pledge or license of property or services the cost or value of which is $50,000 or greater; or (b) pursuant to which CNS or any CNS Subsidiary is obligated to, or reasonably expects to, receive or pay, or has received or paid in any 12 month period, in cash, services, securities or other property, $50,000 or more (collectively, the "CNS CONTRACTS"). CNS has delivered or made available to ICSL and CSL true, correct and complete copies of all written CNS Contracts and SCHEDULE 3.14.1 contains an accurate and complete description of all CNS Contracts which are not in writing. All of the CNS Contracts are in full force and effect. CNS and any CNS Subsidiary which is a party to the CNS Contracts have performed all of their respective obligations to date, and, to CNS's Knowledge, there is not under any of the CNS Contracts any existing default or event of default or event which with notice or lapse of time or both would constitute such a default, except where failure to perform or such default or event of default could not reasonably be expected to have a CNS Material Adverse Effect. Neither CNS nor any

CNS Subsidiary has (i) any present expectation or intention of not fully performing all its obligations under each of the CNS Contracts to which it is a party or (ii) any Knowledge of any breach or anticipated breach by any other party to any of the CNS Contracts, except where such breach or anticipated breach could not reasonably be expected to have a CNS Material Adverse Effect. None of the CNS Contracts has been terminated or notice of termination given with respect thereto, and neither CNS nor any CNS Subsidiary has Knowledge of any intention or right of any party to any CNS Contract to default another party to any CNS Contract, except where such termination or default could not reasonably be expected to have a CNS Material Adverse Effect. There exists no actual or, to the Knowledge of CNS, threatened termination, cancellation or limitation of the business relationship of CNS or any CNS Subsidiary with any party to any CNS Contract, except where such termination, cancellation or limitation could not reasonably be expected to have a CNS Material Adverse Effect.

                  3.14.2 Set forth in SCHEDULE 3.14.2 is an accurate and current listing of the ten (10) largest customers of CNS and the CNS Subsidiaries for each of the two (2) most recent fiscal years. Except as set forth in SCHEDULE 3.14.2, CNS does not have any Knowledge indicating that any of such customers intend to cease doing business with CNS or any CNS Subsidiary, or alter the amount of the business that it is presently doing with the CNS or any CNS Subsidiary, to the extent that such cessation or alteration would result in a CNS Material Adverse Change.

                  3.14.3 As of the date of this Agreement, to the Knowledge of CNS, SCHEDULE 3.14.3 contains a correct and current list of the ten (10) largest suppliers of CNS and CNS Subsidiaries during the two (2) most recent fiscal years. Except as indicated in SCHEDULE 3.14.3, CNS has no Knowledge of any facts, indicating that any of these suppliers intend to cease doing business with CNS or any CNS Subsidiary, or materially alter the amount of the business that they are presently doing with CNS or any CNS Subsidiary, to the extent that such cessation or alteration would result in a Material Adverse Change.

         3.15     LITIGATION.

         Except as set forth on SCHEDULE 3.15, there is no (a) action, suit, claim, proceeding or investigation pending or, to the Knowledge of CNS, threatened against or affecting CNS or any CNS Subsidiary (whether or not CNS or any CNS Subsidiary is a party or prospective party thereto), at law or in equity, or before or by any Governmental Authority, (b) pending or, to the Knowledge of CNS, threatened arbitration proceeding relating to CNS or any CNS Subsidiary or (c) governmental inquiry pending or, to the Knowledge of CNS, threatened against or involving CNS or any CNS Subsidiary, and there is no basis for any of the foregoing. Except as set forth on SCHEDULE 3.15, neither CNS nor any CNS Subsidiary has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed to any liability or disadvantage which could reasonably be expected to result in a CNS Material Adverse Effect. Except as set forth on SCHEDULE 3.15, there are no outstanding orders, writs, judgments, injunctions or decrees of any Governmental Authority or arbitration tribunal against, involving or affecting CNS or any CNS Subsidiary and to the Knowledge of CNS there are no facts or circumstances which may result in institution of any such action, suit, claim or legal, administrative or arbitration proceeding. Neither CNS nor any CNS Subsidiary is in default with respect to any order, writ, injunction or decree known to or served upon it from any court or of any Governmental Authority. Except as set forth on
SCHEDULE 3.15, there is no action, suit or proceeding by CNS or any CNS Subsidiary pending or, to the Knowledge of CNS, threatened against others. Except as set forth on SCHEDULE 3.15, none of CNS, any CNS Subsidiary or any director or employee of CNS or any CNS Subsidiary or any physician employed by or under contract with CNS or any CNS Subsidiary has been disqualified, debarred, restricted or otherwise sanctioned (or gave future assurances to avoid the imposition of sanctions) by the Food and Drug Administration in connection with studies with human or animal subjects designed to develop evidence of the safety and effectiveness of investigational human drugs, biological products, or medical devices. Except as set forth on SCHEDULE 3.15, none of the following has occurred with respect to any CNS or any CNS Subsidiary:

                   (a)      Neither CNS nor any CNS Subsidiary nor, to the
                         Knowledge of CNS, any director or executive officer thereof, has been convicted in a criminal proceeding or has been named or is a subject of a criminal, governmental or other regulatory investigation or proceeding (excluding minor traffic violations);

                   (b)      Neither CNS nor any CNS Subsidiary nor, to the
                         Knowledge of CNS, any director or executive officer thereof, has been found by a court of competent jurisdiction in a civil action or by any Governmental Authority or other regulatory body to have violated any Law.

         3.16     COMPLIANCE WITH LAW.

         Except as set forth in SCHEDULE 3.16, CNS and each CNS Subsidiary have complied in all material respects with and is not in default under, all Laws applicable to it, its operations, properties, assets, products and services, except for such defaults or failures to comply as could not reasonably be expected to result in a CNS Material Adverse Change. Neither CNS nor any CNS Subsidiary has received any notices of violation with respect to any Law. Without limiting the foregoing, CNS and each CNS Subsidiary is in compliance with all Laws relating to its purchase, sale, handling, disposition and transportation of biological specimens and its use and disclosure of patient medical information. CNS and each CNS Subsidiary have entered into agreements with each of their respective clinical investigators whereby the investigators are required to maintain and keep informed patient consents in writing in accordance with applicable protocols for clinical studies conducted at CNS sites and all applicable Laws. Except as set forth on SCHEDULE 3.16, the structure and operations of the CNS Business are in compliance with applicable Laws, including state Laws relating to the corporate practice of medicine, fee-splitting, fraud and abuse, and any Laws relating to the prohibition on referrals to entities with which a healthcare provider or supplier has a financial relationship. There is no existing Law, and neither CNS nor the CNS Stockholders are aware of any proposed Law, which would prohibit or materially restrict CNS, any CNS Subsidiary or the Surviving Corporation from, or otherwise materially adversely affect CNS, any CNS Subsidiary and the Surviving Corporation in, conducting the CNS Business. Except as set forth on SCHEDULE 3.16, CNS and each CNS Subsidiary has obtained, or as of the Closing will have obtained, all requisite approvals and consents of, and made all requisite filings with all Governmental Authorities and other third parties that are necessary to be obtained or made to (a) permit the conduct of the CNS Business, (b) permit the valid execution, delivery and performance by CNS of this Agreement and the Transactions, including without limitation, the Merger, and (c) prevent any CNS Permit or agreement relating to the CNS Business from terminating prior to its scheduled termination as a result of the consummation of the Transactions. Neither CNS nor any CNS Subsidiary has engaged in any activities which are prohibited under the federal Controlled Substances Act, 21 U.S.C. ss.801 et seq., or the regulations promulgated pursuant to such statute or any related state or local Laws concerning the dispensing and sale of controlled substances and CNS and its Subsidiaries have complied with all other requirements of the Food and Drug Administration applicable to the CNS Business. Neither CNS nor any CNS Subsidiary receives, nor has for the past ten (10) years received, funds from any program of any Governmental Entity.

         3.17     LABOR AND EMPLOYEE RELATIONS.

         Neither CNS nor any CNS Subsidiary is a party to or bound by any collective bargaining agreement with any labor organization, group or association covering any of its employees, and CNS has no Knowledge of any attempt to organize any of their employees by any person, unit or group seeking to act as their bargaining agent. There are no pending or, to the Knowledge of CNS, threatened charges (by employees or their representatives or any Governmental Authority) of unfair labor practices or of employment discrimination or of any other wrongful action with respect to any aspect of employment of any employee of CNS or any CNS Subsidiary.

         3.18     CERTAIN EMPLOYEES.

                  3.18.1 Set forth on SCHEDULE 3.18.1 is a list of names of all of the physicians, employees and consultants employed by or under contract with CNS or any CNS Subsidiary in connection with the CNS Business, together with the title or job classification of each such person and his or her current compensation. SCHEDULE 3.18.1 sets forth each such physician, employee or consultant whose employment agreement, contract or understanding, whether oral or written, with CNS or any CNS Subsidiary is not terminable on thirty (30) days or less notice by CNS or any CNS Subsidiary without cost or other liability to CNS or any CNS Subsidiary. SCHEDULE 3.18.1 sets forth each such physician, employee or consultant who is not a party to a written non-competition, non-disclosure and/or non-solicitation agreement or understanding with CNS or any CNS Subsidiary. No person listed on SCHEDULE 3.18.1 has indicated that he or she intends to terminate his or her duties or status. To CNS's Knowledge, each person listed on SCHEDULE 3.18.1 who is required to be licensed by applicable state law in order to perform his or her duties is so licensed. Set forth on
SCHEDULE 3.18.1 is the amount, if any, of any severance liability in excess of $50,000 of CNS or any CNS Subsidiary with respect to each person listed on
SCHEDULE 3.18.1.

                  3.18.2 Set forth in SCHEDULE 3.18.2 is a list of all consulting, business or contractual agreements and relationships or other CNS Contracts with referring physicians, physicians networks, hospitals or similar Persons (the "CNS SOURCES") relating to the CNS Business. Neither CNS nor any CNS Subsidiary is a party to any agreement with CNS Sources which involves any activities which are prohibited under federal statutes 42 U.S.C. Section 1320a-7a and 7b, or the regulations promulgated pursuant to such statutes, or which are prohibited by rules of professional conduct or which otherwise could constitute fraud, including the following: (a) making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (b) making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (c) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; or (d) soliciting, paying or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (i) in return for referring, or inducing to refer, an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by federal programs, or (ii) in return for purchasing, leasing or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by federal programs.

                  3.18.3 Except as set forth on SCHEDULE 3.18.3, no CNS Source having a "FINANCIAL RELATIONSHIP" with CNS or any CNS Subsidiary, as that term is defined in 42 U.S.C. Section 1395nn, directly or indirectly refers patients or services to CNS or any CNS Subsidiary, other than referrals which comply with (or are exempt from) the requirements of 42 U.S.C. Section 1395nn and the regulations promulgated pursuant thereto.

         3.19     EMPLOYEE BENEFITS.

                  3.19.1 Set forth on SCHEDULE 3.19.1 is an accurate and complete list of all "PLANS" within the meaning of the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. Section 1001 et seq. ("ERISA") including, without limitation, all pension plans within the meaning of ERISA Section 3(2)(A) ("CNS PENSION PLANS"), deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical insurance, life insurance, fringe benefit, and other employee benefit plans within the meaning of ERISA Section 3(1) ("CNS WELFARE PLANS"), and all other obligations, customary practices, or programs and arrangements, whether formal or informal, oral or written, and whether or not legally enforceable which CNS, any CNS Subsidiary or any entity that, together with CNS and/or any CNS Subsidiary would be treated as a single employer under Code Section 414 or ERISA Section 4001(b) (a "CNS ERISA AFFILIATE") sponsors, maintains, participates in, contributes to or is obligated to contribute to or under which past or present employees, directors, contractors, service providers, agents and representatives of CNS, any CNS Subsidiary, or CNS ERISA Affiliate(s) may have any liability (collectively, the "CNS PLANS"). Through the Closing Date, all such CNS Plans shall be maintained by CNS or any CNS Subsidiary in full force and effect. Neither CNS, any CNS Subsidiary nor any CNS ERISA Affiliate contributes, has contributed to or has ever been required to contribute to, any plan subject to Title IV of ERISA or to any multiemployer plan, as defined in section 3(37) or section 4001(a)(3) of ERISA and no withdrawal liability has been or may be assessed under Title IV of ERISA against CNS, any CNS Subsidiary or CNS ERISA Affiliate(s) based on circumstances existing on or prior to the Closing Date.

                  3.19.2 Each CNS Plan has been established and administered in accordance with its terms and in full compliance with the applicable provisions of the Code, ERISA and other applicable laws, rules and regulations, and all obligations of CNS, any CNS Subsidiary and CNS ERISA Affiliate(s) with respect to each CNS Plan have been satisfied except with respect to contributions not required to be made as of the date hereof or with respect to benefit claims in the ordinary course not determined or not required to be paid as of the date hereof. Each CNS Plan which is intended to be qualified within the meaning of section 401(a) of the Code is so designated on SCHEDULE 3.19.2 and is so qualified within and has received a favorable determination letter from the IRS with respect to its qualification, is entitled to rely on an opinion letter from the IRS with respect to a prototype plan sponsor, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a determination letter and make any amendments necessary to obtain a favorable determination and no event has occurred which would cause the loss of such qualification. Each CNS Plan which is intended to meet the requirements for tax-favored treatment under Subchapter D of Chapter 1 of Subtitle A of the Code meets such requirements in all material aspects.

                  3.19.3 With respect to each CNS Plan, no actions, suits or claims (other than claims for benefits in the ordinary course), government administrative proceedings or investigations are pending or threatened, and no facts or circumstances exist which could give rise to any such actions, suits or claims. No "REPORTABLE EVENT" (as defined in ERISA Section 404 and its regulations) has occurred. Neither CNS, any CNS Subsidiary, any CNS Stockholder or any CNS ERISA Affiliate has engaged in a prohibited transaction, as defined under section 4975 of the Code or section 406 of ERISA, with respect to any Plan, and, to the Knowledge of CNS, no fiduciary with respect to any CNS Plan has breached any fiduciary duty to such Plan under Part 4 of Title I of ERISA or other applicable law. No event has occurred and no condition exists that has subjected or would subject CNS, any CNS Subsidiary or CNS ERISA Affiliate(s) to any tax, fine or penalty imposed by the Code, ERISA or other applicable law. All required contributions have been timely made by CNS, any CNS Subsidiary or any CNS ERISA Affiliate, as appropriate, to each of the CNS Plans and there is no funding deficiency with respect to any of the CNS Plans. Each CNS Plan may be amended or terminated in accordance with its terms without obligation or liability, other than those obligations and liabilities for which specific assets have been set aside or reserved for on the CNS Balance Sheet as of the CNS Balance Sheet Date included in the CNS Financial Statements and those obligations and liabilities reflected by the terms of the CNS Plan documents. There are no unfunded obligations under any CNS Plan providing benefits to employees of CNS, any CNS Subsidiary or CNS ERISA Affiliate(s) during employment or after termination of their employment. The consummation of the Transactions will not result in the payment, vesting or acceleration of any benefit, except as required under Code Section 411(d)(3).

                  3.19.4 Except as set forth on SCHEDULE 3.19.4, (a) neither the CNS Plans nor CNS (or any CNS Subsidiary) is obligated to pay separation, severance, termination or similar benefits or to vest any person in whole or in part solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as such term is defined in those individuals' employment or option agreements or in

Section 280G of the Code); (b) all required discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements, or accruals for all periods ending prior to or as of the Effective Time shall have been made or properly accrued on the CNS Balance Sheet Date; and (c) none of the CNS Plans has any unfunded liabilities that are not reflected on the CNS Balance Sheet.

                  3.19.5 None of the CNS Plans ever maintained by CNS or any CNS ERISA Affiliate has ever provided health care or any other non-pension benefits to any employees after their employment was terminated (other than as required by part 6 of subtitle B of Title I of ERISA) or has ever promised to provide such post-termination benefits.

                  3.19.6 With respect to each CNS Plan maintained by CNS preceding the Closing Date, complete and correct copies of the following documents (if applicable to such CNS Plan) have previously been delivered to
ICSL: (a) all documents embodying or governing such CNS Plan and any funding medium for the CNS Plan (including, without limitation, trust agreements) as they may have been amended to the date hereof; (b) the most recent IRS determination or approval letter with respect to such CNS Plan under Code
Section 401(a) or 501(c)(9), and any applications for determination or approval subsequently filed with the IRS; (c) all filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto; (d) all actuarial valuation reports completed with respect to such Plan; (e) the summary plan description for such CNS Plan (or other descriptions of such CNS Plan provided to employees) and all modifications thereto; (f) any insurance policy (including any fiduciary liability insurance policy or fidelity bond) related to such CNS Plan; (g) any registration statement or other filing made pursuant to any federal or state securities Law; and (h) all correspondence to and from any state or federal agency with respect to such CNS Plan.

                  3.19.7 Each CNS Plan required to be listed on SCHEDULE 3.19.1 may be amended, terminated, or otherwise modified by CNS to the greatest extent permitted by applicable Law, including the elimination of any and all future benefit accruals under any CNS Plan and no employee communications or provision of any CNS Plan document has failed to effectively reserve the right of CNS or the CNS ERISA Affiliate to so amend, terminate or otherwise modify such CNS Plan.

                  3.19.8 Each CNS Plan ever maintained by CNS (including each non-qualified deferred compensation arrangement) has been maintained in compliance with all applicable requirements of federal and state securities Laws including (without limitation, if applicable) the requirements that the offering of interests in such Plan be registered under the Securities Act of 1933, as amended, and/or state "Blue Sky" laws.

         3.20     INSURANCE.

         CNS and each CNS Subsidiary is, and will be through and following the Closing Date, adequately insured with responsible insurers in respect of their properties, assets and business against risks normally insured against by companies the business of which is similar to the CNS Business under similar circumstances. SCHEDULE 3.20 sets forth an accurate and complete list of the insurance coverage carried by CNS and any CNS Subsidiary with respect to the CNS Business, which insurance will remain in full force and effect with respect to all events occurring prior to the Closing, true and completed copies of which have been provided to ICSL and CSL. CNS and any CNS Subsidiary
(a) have not failed to give any notice or present any claim under any such policy or binder in due and timely fashion, (b) have not received notice of cancellation or non-renewal of any such policy or binder and (c) have not received notice of and are not otherwise aware of any insurance premiums which will be materially increased in the future. There are no outstanding claims under any such policy which have gone unpaid for more than forty-five days, or as to which the coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and CNS and each CNS Subsidiary is otherwise in compliance with the terms of such policies and bonds. SCHEDULE 3.20 lists all claims made against CNS and each CNS Subsidiary's insurance coverage during the 12 month period immediately preceding the date hereof. All insurance coverage listed on SCHEDULE 3.20 is on an occurrence basis. Other than reasonable deductible amounts customary in the industry, neither CNS nor any CNS Subsidiary is self-insured nor is any one of them a party to any risk sharing or similar agreement except as specifically noted on SCHEDULE 3.20.

         3.21     TRANSACTIONS WITH AFFILIATES.

         Except as set forth in SCHEDULE 3.21 hereto and only with respect to transactions giving rise to current or contingent liabilities of CNS or any CNS Subsidiary, no current holder of 5% or more of any class of capital stock of CNS or any CNS Subsidiary at the time such transaction was entered into, or any director, officer or employee of CNS or any CNS Subsidiary, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has an interest or is an officer, director, trustee, partner or holder of any equity interest, is a party to any transaction with CNS or any CNS Subsidiary, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from, or otherwise requiring payments or involving other obligations to or from CNS or any CNS Subsidiary.

         3.22     TAXES.

         CNS and each CNS Subsidiary have filed all Tax returns and reports required to be filed, including, without limitation, returns and estimated returns, complete and accurate copies of which have been provided to ICSL, and have paid in full all taxes shown due thereon and all estimated Tax when due (together with all interest, penalties, assessments and deficiencies assessed in connection therewith due through the date hereof, whether or not shown on any Tax return). Neither CNS nor any CNS Subsidiary is required to pay any other Tax except as shown in such Tax returns, reports and information filings. All such returns, reports and information filings required to be filed, including any amendments to date, have been prepared in good faith and without negligence or misrepresentation and were correct and complete in all material respects. CNS and each CNS Subsidiary has either paid or, in accordance with GAAP applied consistently with prior periods, adequately provided for, by reserves or other proper accounting treatment shown in the CNS Financial Statements, its liability for all Taxes of every kind, for the current Tax year and for all prior years. CNS has no Knowledge of any proposed or threatened assessment or reassessment of any Taxes. In addition, at the date hereof, CNS and each CNS Subsidiary have deducted and remitted all withholding tax or source deductions when due to the appropriate Governmental Authority as required by Law or CNS and each CNS Subsidiary have adequately provided for such deductions by reserves or other proper accounting treatment, in accordance with GAAP applied consistently with prior periods, in their books and records of account. Neither CNS nor any CNS Subsidiary (a) has executed any waiver to extend, or otherwise taken or failed to take any action that would have the effect of extending, the applicable statute of limitations with respect to its Tax liabilities, (b) is a "CONSENTING CORPORATION" within the meaning of Section 341(f) of the Code, (c) has been a member of any consolidated group (other than with CNS and each CNS Subsidiary) for Tax purposes or (d) does not have, or will fail to have, all records and information necessary for the timely and accurate filing of any Tax returns due after the date hereof, including any returns due after the Closing Date which relate to the period prior to the Closing Date. Neither CNS nor any CNS Subsidiary is a party to any tax allocation or tax or tax sharing agreement or member of an affiliated group of corporations other than agreements or groups between CNS and its Subsidiaries. Neither CNS nor any CNS Subsidiary has any liability for the Taxes of any other Person under Treasury Regulations ss. 1.1502-6 (or similar provisions of any state, local, or foreign law). Neither CNS, any CNS Subsidiary, nor, to the Knowledge of CNS, any of its Affiliates has taken or agreed to take any action or failed to take any action which action or failure would prevent the Merger from constituting a reorganization within the meaning of section 368(a) of the Code.

         3.23     BROKERS.

         Except as set forth on SCHEDULE 3.23, no agent, person or firm acting on behalf of CNS and any Subsidiary or under their authority is or will be entitled to a financial advisory fee, brokerage commission, finder's fee or like payment in connection with the transactions contemplated hereby.

         3.24     ENVIRONMENTAL LAWS.

                  3.24.1 CNS and each CNS Subsidiary have operated and continue to operate the CNS Business in compliance in all material respects with all Laws relating to (a) pollution or protection of the environment, natural resources or human health from any Hazardous Substances (as hereinafter defined) or (b) nuisance, trespass or "TOXIC TORT," including, without limitation, Laws relating to emissions, discharges, releases or threatened releases of any Hazardous Substance (including asbestos) or otherwise relating to the manufacture, processing, importation, distribution, use, generation, treatment, storage, disposal, transportation or handling of any such Hazardous Substance (collectively, "ENVIRONMENTAL LAWS") where the failure to comply would result in a CNS Material Adverse Change.

                  3.24.2 To the Knowledge of CNS, no CNS Owned Premises, CNS Leased Premises or any real property contiguous thereto, is or has been designated by any state, local or federal agency or body as a hazardous waste disposal site or a site or location requiring investigation concerning, or management, clean-up or removal of, any Hazardous Substance.

                  3.24.3 There is no civil, criminal or investigative action, suit, litigation, hearing, communication (written or oral), demand, claim, citation, notice or notice of violation, warning, consent decree, judgment or order by any Person or Governmental

Authority alleging, claiming, concerning or finding liability or potential liability arising out of, based on or resulting from, in whole or in part, (a) the actual or alleged presence, threatened release, release, emission, disposal, storage, treatment, transportation, generation, manufacture or use of any Hazardous Substance at or from any location or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Laws (collectively, "ENVIRONMENTAL CLAIMS"), pending or threatened against CNS or any CNS Subsidiary or against any Person whose liability for any Environmental Claim CNS or any CNS Subsidiary has or may have retained or assumed either contractually or by operation of Law. There are no present, or, to the Knowledge of CNS, past actions, activities, circumstances, conditions, events, incidents or practices, including, without limitation, the release, threatened release, emission, discharge, disposal, storage, treatment, transportation, generation, manufacture or use of any Hazardous Substance that could form the basis of any Environmental Claim against CNS or any CNS Subsidiary or, to the Knowledge of CNS, against any Person whose liability for any Environmental Claim CNS or any CNS Subsidiary has or may have retained or assumed either contractually or by operation of Law.

                  3.24.4 All Waste (as hereinafter defined) generated in connection with the CNS Business, operations, Assets and properties of CNS and each CNS Subsidiary has been (i) treated, stored or disposed of by or at facilities duly licensed pursuant to applicable Environmental Laws and (ii) transported to such facilities by transporters duly licensed pursuant to applicable Environmental Laws. CNS has maintained true and complete records relating to the generation, transportation, treatment, storage and disposal of Waste generated in connection with the business, operations, assets and properties of CNS and any CNS Subsidiary.

                  3.24.5 CNS has delivered to ICSL and CSL all environmental inspection reports ("CNS ENVIRONMENTAL REPORTS") prepared by any person or entity concerning compliance with applicable Environmental Laws of the CNS Business, operations, assets or properties or the use, manufacture, importation, processing, storage, treatment, transportation, release or disposal therefrom, therein or thereon of any Hazardous Substance. All such Environmental Reports are listed on SCHEDULE 3.24.

         3.25     ACCOUNTS RECEIVABLE.

         All of the accounts receivable of CNS and any CNS Subsidiary shown or reflected on the CNS Balance Sheet in the CNS Financial Statements and any accounts receivable that have accrued subsequent to the CNS Balance Sheet Date represent bona fide transactions and arose in the Ordinary Course of Business and are carried at values determined in accordance with GAAP consistently applied. Except as set forth on SCHEDULE 3.25, CNS has no accounts or loans receivable from any of its directors, officers or employees.

         3.26     SECURITIES AND EXCHANGE COMMISSION FILINGS.

         CNS Financial Statements and other information relating to CNS furnished in writing by CNS to ICSL for inclusion in the Proxy Statement or Information Statement, as the case may be, at the time of the mailing of the Proxy Statement or Information Statement to ICSL's stockholders will not contain any untrue statement of a material fact or omit to state a material fact concerning CNS or any CNS Subsidiary or omit to state a material fact required or necessary to be stated therein in order to make the statements contained therein concerning CNS or any CNS Subsidiary, in light of the circumstances under which they are made, not misleading.

         3.27     DISCLOSURE.

         All documents and schedules delivered or to be delivered by or on behalf of CNS and any CNS Subsidiary in connection with this Agreement and the Transactions are true, complete and correct in all material respects. Neither this Agreement, nor any Schedule or Exhibit to this Agreement contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which made, not misleading.

         3.28     APPRAISAL RIGHTS.

         No CNS Stockholder has the right to exercise or demand any appraisal or dissenter's rights with respect to the Merger or the Transactions.

         ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF CSL AND ICSL

         CSL and ICSL jointly and severally represent and warrant to CNS, Acquisition Sub and the CNS Stockholders as set forth in this Article 4. All representations and warranties made in this Article 4 are made subject to the exceptions that are noted in the CSL Disclosure Schedule. Schedules contained in the CSL Disclosure Schedule are numbered to correspond with the Sections of this
Article 4 and are referenced accordingly. The information provided in one section of the CSL Disclosure Schedule shall suffice, without repetition or cross-reference, as a disclosure of such information in any other relevant section of the CSL Disclosure Schedule, if the disclosure in respect of such one section of the CSL Disclosure Schedule is sufficient on its face without further inquiry reasonably to inform CNS of the information required to be disclosed in respect of such other sections of the CSL Disclosure Schedule to avoid a misrepresentation under the relevant counterpart sections of the Agreement.

         4.1      ORGANIZATION AND QUALIFICATION.

         Each of CSL and ICSL is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of CSL and ICSL is qualified to do business as a foreign corporation in each jurisdiction where it is required to be so qualified, except where the failure to be so qualified could not reasonably be expected to result in a CSL Material Adverse Change, and each such jurisdiction and the status of its qualification is set forth on SCHEDULE 4.1 hereto. Each of CSL and ICSL has previously furnished to CNS true and complete copies of its Certificate of Incorporation and By-laws, as amended to date.

         4.2      THE SUBSIDIARIES OF CSL.

         Each Subsidiary of CSL (a "CSL SUBSIDIARY") is listed on SCHEDULE 4.2. Each CSL Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation and is qualified to do business as a foreign corporation in each jurisdiction where it is required to be so qualified, except where the failure to be so qualified could not reasonably be expected to result in a CSL Material Adverse Change. All issued and outstanding shares of capital stock of each CSL

Subsidiary are duly authorized, validly issued, fully paid and nonassessable and CSL is the sole owner of all such issued and outstanding capital stock. There are no preemptive rights, rights of first refusal or similar rights existing with respect to the shares of capital stock of any CSL Subsidiary, and no such rights arise or become exercisable by virtue of or in connection with the Transactions contemplated hereby. There are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that require any CSL Subsidiary to issue, sell or otherwise cause to become outstanding any of its capital stock or other securities. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to any CSL Subsidiary. There are no stockholder's agreements, voting trusts, proxies or other agreements or understandings with respect to the voting or ownership of the capital stock of any CSL Subsidiary. CSL does not control directly or indirectly or have any direct or indirect equity participation in any corporation, partnership, joint venture, trust or other business association other than the Subsidiaries.

         4.3      CAPITALIZATION.

                  4.3.1 The authorized capital stock of CSL consists of 1,000,000 shares of CSL Common Stock of which 100 shares are issued and outstanding, all of which are owned by ICSL. All of the issued and outstanding shares of the capital stock of CSL have been validly issued and are fully paid and nonassessable, were issued in compliance with all applicable state and federal securities laws and were not issued in violation of any preemptive rights or rights of first refusal. No preemptive rights, rights of first refusal or similar rights exist with respect to the shares of capital stock of CSL, and no such rights arise or become exercisable by virtue of or in connection with the Transactions. There are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require CSL to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock). CSL has no obligation to register any shares of its capital stock under the Securities Act. CSL is not obligated directly, indirectly or contingently to purchase or redeem any shares of its capital stock.

                  4.3.2 The authorized capital stock of ICSL consists of 40,000,000 shares of ICSL Common Stock of which 11,998,972 shares are issued and outstanding. All of the issued and outstanding shares of the capital stock of ICSL have been validly issued and are fully paid and nonassessable. Except as set forth on SCHEDULE 4.3.2, there are no outstanding options, warrants, rights or other agreements or commitments obligating ICSL to issue or sell shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock that will be converted into options, warrants, rights or other agreements or commitments obliging CNS or Newco to issue any shares of its capital stock. SCHEDULE 4.3.2 contains a true and correct summary of the exercise or conversion price, vesting schedule and amount of underlying securities, with respect to all ICSL Options for which ICSL Replacement Options are to be issued.

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         4.4      CORPORATE POWER AND AUTHORITY.

         Each of CSL, each CSL Subsidiary and ICSL has full corporate power and authority to carry on the CSL Business or ICSL business, as the case may be, and any other activities now being conducted and to own, operate and lease their properties in the places where such CSL Business or ICSL business, as the case may be, or such other activities are now conducted and such properties are now owned, leased or operated. This Agreement and the Transactions, including without limitation, the Merger, have been duly approved by the Board of Directors of each of CSL and ICSL as the stockholder of CSL. Except for the approval of the stockholders of ICSL, which shall be sought promptly following the execution and delivery of this Agreement, each of CSL and ICSL has all requisite corporate power and authority to enter into this Agreement and to consummate the Transactions, including the Merger, and this Agreement and the Ancillary Agreements to be executed and delivered by CSL and ICSL in connection herewith constitute the legal, valid and binding obligations of CSL and ICSL enforceable against each of them in accordance with their respective terms.

         4.5      NO VIOLATION.

         Neither the execution and delivery of this Agreement and the other documents and instruments contemplated hereby and the consummation of the Transactions, including the Merger, nor the performance of this Agreement and such other documents and instruments in compliance with the terms and conditions hereof and thereof, expect as set forth in SCHEDULE 4.5, will (a) violate, conflict with or result in any breach of the certificate of incorporation, by-laws or any other charter document of CSL, each CSL Subsidiary or ICSL, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority (other than filing the Certificate of Merger with the Secretary of State of the State of Delaware), (c) violate, conflict with or result in a breach, default or termination or give rise to any right of termination, cancellation or acceleration of the maturity of any payment date of any obligation of CSL or each CSL Subsidiary or increase or otherwise affect the obligations of CSL or any CSL Subsidiary under any Law or Permit (each as defined herein) or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument or obligation related to CSL or any CSL Subsidiary or to CSL's, or any CSL Subsidiary's or ICSL's ability to consummate the Transactions, including the Merger, or result in the creation of any Claim upon or against the properties of CSL or any CSL Subsidiary, except (i) for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents, in form and substance satisfactory to CNS, have been or will be obtained in writing and provided to CNS at or prior to the Closing, or (ii) where such violations, conflicts or defaults would not, individually or in the aggregate, result in a CSL Material Adverse Change.

         4.6      FINANCIAL STATEMENTS.

         ICSL has previously furnished to CNS the following financial statements of CSL: (a) a financial report of CSL consisting of statements of income, statements of cash flows and balance sheet for the fiscal year ended January 31, 2001, which form the basis for the audited financial statements of ICSL for such period ("AUDITED CSL FINANCIALS") and (b) unaudited financial report of CSL consisting of statements of income and statements of cash flow for the six months ended July 31, 2001 and a pro forma stand alone balance sheet as of June 30, 2001, prepared internally by CSL (the "UNAUDITED CSL FINANCIALS" and together with the Audited CSL Financials, the "CSL FINANCIAL STATEMENTS"). The pro forma stand alone balance sheet of CSL dated June 30, 2001 and included among the CSL Financial Statements is referred to herein as the "CSL BALANCE SHEET." All CSL Financial Statements were prepared from the books and records of ICSL, which books and records are complete and correct. The CSL Financial Statements fairly present the financial position of CSL and the CSL Subsidiaries as of the dates thereof and the results of CSL's and CSL Subsidiaries' operations for the periods presented therein, as the case may be, all in conformity with GAAP, consistently applied, except that the CSL Financial Statements (other than the CSL Balance Sheet) do not include adjustments required to present CSL and the CSL Subsidiaries on a standalone basis, which adjustments are reflected on and described in the notes to the CSL Balance Sheet, and do not have notes in accordance with GAAP, and, in the case of the Unaudited CSL Financials, subject to normal year-end adjustments in accordance with GAAP. There has been no change in CSL's accounting policies except as described in the notes to the CSL Financial Statements.

         4.7      BOOKS AND RECORDS.

         The minute books and other records of corporate actions of CSL and each CSL Subsidiary are correct and complete in all material respects. All corporate action requiring approval of the Board of Directors or the stockholders of either CSL or any CSL Subsidiary has been so approved and confirmed, as required by the certificate of incorporation, by-laws, regulations or other organizational documents of each and by the DGCL or other applicable law, and such approval and confirmation has been so noted in the minute books. All accounts, books, ledgers and official and other records of the CSL and each CSL Subsidiary have been fully, properly and accurately kept and are complete, and there are no material inaccuracies or discrepancies contained therein. The stock ledgers of CSL and each CSL Subsidiary contain accurate and complete records of all issuances, transfers and cancellations of shares of the capital stock of CSL and each CSL Subsidiary. As of the Closing Date, all of the books and records referenced in this Section 4.7 will be in the possession of CSL.

         4.8      ABSENCE OF UNDISCLOSED LIABILITIES.

         Except as set forth or reserved against in the CSL Balance Sheet as of June 30, 2001 (the "CSL BALANCE SHEET DATE") included in the CSL Financial Statements and except as set forth on SCHEDULE 4.8 and except which, individually or in the aggregate, would not result in a CSL Material Adverse Change, CSL (a) did not have as of the CSL Balance Sheet Date any Liability of any nature, including, without limitation, Liabilities that may become known or arise after the date hereof and which relate to transactions entered into or any state of facts existing on or before the CSL Balance Sheet Date, and (b) has not incurred since the CSL Balance Sheet Date any Liability except in the Ordinary Course of Business (none of which relates to breaches of contract, breaches of warranty, tort, infringement or violation of law or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding).

         4.9      CONDUCT OF BUSINESS SINCE THE CSL BALANCE SHEET DATE.

         Since the CSL Balance Sheet Date, except as set forth on SCHEDULE 4.9, there has been no CSL Material Adverse Change (as hereinafter defined) with respect to CSL, and no such CSL Material Adverse Change is threatened, contemplated, or anticipated. Since the CSL Balance Sheet Date, except as set forth on SCHEDULE 4.9, neither CSL nor any CSL Subsidiary has not taken or agreed to take any action that would obligate ICSL, CSL or any CSL Subsidiary to have:

                  4.9.1 taken any action or entered into or agreed to enter into any transaction, agreement or commitment other than in the Ordinary Course of Business;

                  4.9.2 entered into or agreed to enter into any transaction, agreement or commitment, or suffered the occurrence of any event or events (a) that has interfered or is reasonably likely to interfere with the normal and usual operations of the business of CSL or any CSL Subsidiary (b) that, singly or in the aggregate, has resulted or is reasonably likely to result in a CSL Material Adverse Change;

                  4.9.3 mortgaged, pledged, or otherwise encumbered, or, other than in the Ordinary Course of Business, sold, transferred or otherwise disposed of, any of the properties or assets of CSL or any CSL Subsidiary, including any cancelled, released, hypothecated or assigned indebtedness owed to CSL or any CSL Subsidiary, or any Claims held by CSL or any CSL Subsidiary;

                  4.9.4 made any investment of a capital nature or entered into a commitment for such investment either by purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase of any property or assets of any other Person;

                  4.9.5 declared, set aside, or paid any dividend or other distribution (whether in cash, stock, or property, or any combination thereof) in respect of the capital stock of CSL, or redeemed or otherwise acquired, directly or indirectly, any shares of capital stock of CSL;

                  4.9.6 paid any long-term liability, otherwise than in accordance with its terms;

                  4.9.7 paid any bonus compensation to any officer, director, stockholder or employee of CSL or any CSL Subsidiary or otherwise increased the compensation paid or payable to any of the foregoing;

                  4.9.8 sold, assigned or transferred any CSL Proprietary Assets or other in tangible assets;

                  4.9.9 entered into any material agreement, contract, lease, indenture or commitment (whether written or oral) or any amendment, waiver or modification to any existing agreement, contract, lease, indenture or commitment (whether written or oral);

                  4.9.10 contracted with or committed to any third party (a) to sell any capital stock of CSL, (b) to sell any assets of CSL or any CSL Subsidiary other than in the Ordinary Course of Business, (c) to effect any merger, consolidation or other reorganization of CSL or any CSL Subsidiary, or
(d) to enter into any agreement with respect thereto;

                  4.9.11 suffered any material casualty or extraordinary losses (whether or not covered by insurance);

                  4.9.12 made or adopted any change in its accounting practice or policies; or

                  4.9.13   agreed to do or authorized any of the foregoing.

         4.10     TANGIBLE PROPERTIES.

         SCHEDULE 4.10 contains a true and complete list of all fixed assets, fixtures, computer hardware and software, automobiles, and other tangible personal property owned or leased by CSL or any CSL Subsidiary with a book value in excess of $10,000 (the "CSL TANGIBLE PERSONAL PROPERTY"). Except as listed on
SCHEDULE 4.10 with respect to leased CSL Tangible Personal Property, CSL and each CSL Subsidiary has good and marketable title free and clear of all Claims to the CSL Tangible Personal Property. With respect to any CSL Tangible Personal Property leased by CSL or any CSL Subsidiary, all leases, conditional sale contracts, franchises or licenses pursuant to which CSL or any CSL Subsidiary may hold or use (or permit others to hold or use) such CSL Tangible Personal Property are valid and in full force and effect, and there is not under any of such instruments and existing default or event of default or event which with notice or lapse of time or both would constitute such a default, except for any such defaults or notices that individually or in the aggregate could not reasonably be expected to result in a CSL Material Adverse Change; and CSL's or any CSL Subsidiary's possession and use of such property has not been disturbed and no claim has been asserted against CSL or any CSL Subsidiary adverse to their rights in such leasehold interests, except for any such claims that individually or in the aggregate could not reasonably be expected to result in a CSL Material Adverse Change. All CSL Tangible Personal Property is adequate and usable for the purposes for which it is currently used and each item of CSL Tangible Personal Property, whether owned or leased, is in good operating condition, reasonable wear and tear excepted, and has been properly maintained and repaired, except as would not, individually or in the aggregate, result in a CSL Material Adverse Change. The CSL Tangible Personal Property comprises all the equipment necessary for the continuing operation of the Business in the manner in which is has been operated to date.

         4.11     PREMISES.

         The real property and the leases described on SCHEDULE 4.11 represent all the real property owned (the "CSL OWNED PREMISES") or leased or subleased (the "CSL LEASED PREMISES") and the real property leases and subleases (the "CSL LEASES") entered into or assumed by CSL or any CSL Subsidiary, and, with respect to the Leased Properties, SCHEDULE 4.11 sets forth the date of the lease and each amendment thereto and the aggregate annual rental payments and other fees payable under such lease. Except as set forth on SCHEDULE 4.11, each of the CSL Leases is in full force and effect, and there is not under any of the CSL Leases any existing default or event of default, except for any such defaults or notices that singly or in the aggregate could not reasonably by expected to result in a CSL Material Adverse Change. CSL and each CSL Subsidiary has good and marketable title to each of the CSL Owned Premises and except as set forth on SCHEDULE 4.11, each CSL Lease conveys good and marketable leasehold title to the CSL Leased

Premises purported to be conveyed thereunder, is enforceable by CSL or any CSL Subsidiary which is the lessee thereunder, provides exclusive possession of the CSL Leased Premises leased thereunder, and, subject to the receipt of non-disturbance agreements with respect to such CSL Leases, following the Transactions will continue to be enforceable in accordance with its terms. Except as set forth on SCHEDULE 4.11, CSL or each CSL Subsidiary has the right to use its respective CSL Leased Premises in accordance with the terms of each respective CSL Lease free and clear of all Claims. Each of the CSL Leased Premises currently used in the CSL Business ("CSL OCCUPIED LEASED PREMISES") is adequately maintained, fully equipped with all necessary utilities and is in reasonably satisfactory condition and repair, consistent with the uses to which it is presently being put or intended to be put. To CSL's Knowledge, there is no violation of any material covenant, restriction or other agreement or understanding, oral or written, affecting or relating to title or use of any CSL Leased Premises. Neither CSL nor any CSL Subsidiary has received notice of any pending or threatened condemnation or similar proceedings or any assessments affecting any of the CSL Leased Premises, nor to CSL's Knowledge is any such condemnation or assessment contemplated by any Governmental Authority. CSL has delivered to CNS true and correct copies of all CSL Leases, as amended to date.

         4.12     LICENSES AND PERMITS.

         SCHEDULE 4.12 lists all material licenses, permits, pending applications, consents, approvals and authorizations of or from any Governmental Authority (other those issued (i) pursuant to CLIA, (ii) with respect to the handling and disposal of Hazardous Substances and (iii) by the United States Drug Enforcement Administration or any state agency with respect to the storage, use and dispensing of "controlled substances" (as defined by applicable federal and state Law)) by CSL and each CSL Subsidiary or used in or otherwise necessary for the conduct of the CSL Business (collectively, the "CSL Permits") together with any conditions imposed thereon. CSL and each CSL Subsidiary has complied with all conditions and requirements imposed by the CSL Permits and neither CSL nor any CSL Subsidiary has received any notice of, or has any reason to believe, that any Governmental Authority intends to cancel, terminate or suspend any of the CSL Permits of that valid grounds for such cancellation, termination or suspension exist. Except as set forth on SCHEDULE 4.12, and, except as would not, individually or in the aggregate, result in a CSL Material Adverse Change, no other licenses, permits, consents, approvals or authorizations of or from any Governmental Authority other than the CSL Permits are necessary to operate the Business. ICSL, CSL, any CSL Subsidiary own or have the right to use the CSL Permits in accordance with the terms thereof without any conflict or alleged conflict or infringement with the rights of others and subject to no Claim. Each CSL Permit is and immediately after the Merger will be valid and in full force and effect and no CSL Permit will be subject to termination or be terminated or adversely affected by the Merger.

         4.13     CSL PROPRIETARY ASSETS.

                  4.13.1 SCHEDULE 4.13.1 identifies all material Proprietary Assets (as hereinafter defined) owned or licensed to, or otherwise used by, CSL or any CSL Subsidiary in the conduct of the CSL Business (collectively, the "CSL PROPRIETARY ASSETS"). SCHEDULE 4.13.1 lists each patent, trademark and service mark owned by or licensed to, or otherwise used by, CSL or any CSL Subsidiary and states with respect to each such patent, trademark or service mark, whether it is registered with the U.S. Patent and Trademark Office or any state or foreign Governmental Agency. Except as set forth in SCHEDULE 4.13.1, neither CSL nor any CSL Subsidiary is obligated to make any payment to any person or entity for the use of any CSL Proprietary Asset. Except as set forth in SCHEDULE 4.13.1, neither CSL nor any CSL Subsidiary has developed jointly with any other Person any CSL Proprietary Asset with respect to which such other Person has any rights.

                  4.13.2 CSL and each CSL Subsidiary has taken reasonably prudent steps to protect and maintain the confidentiality and secrecy of all CSL Proprietary Assets (except CSL Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all CSL Proprietary Assets.

                  4.13.3 To the Knowledge of CSL, none of the CSL Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. Neither CSL nor any CSL Subsidiary has received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any CSL Proprietary Asset owned or used by any other Person. To CSL's Knowledge, neither CSL nor any CSL Subsidiary is infringing, misappropriating, or making any unlawful use of, nor has at any time infringed, misappropriated or made any unlawful use of, any Proprietary Asset owned or used by any other Person. To the Knowledge of CSL, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other person or entity infringes or conflicts with, any CSL Proprietary Asset.

                  4.13.4 CSL Proprietary Assets constitute all the Proprietary Assets necessary to enable CSL and the CSL Subsidiaries to conduct the CSL Business in the manner in which the CSL Business has been and is being conducted. Except as set forth in SCHEDULE 4.13.4: (a) neither CSL nor any CSL Subsidiary has licensed any CSL Proprietary Asset to any Person, and (b) neither CSL nor any CSL Subsidiary has entered into any contract, agreement, covenant not to compete, or other arrangement limiting its ability to exploit fully any of its CSL Proprietary Assets or to transact business in any market or geographical area or with any Person.

         4.14     OUTSTANDING COMMITMENTS.

                  4.14.1 SCHEDULE 4.14.1 sets forth a list of all contracts, agreements, leases, subleases, commitments, licenses and franchises, whether written or oral, to which CSL or any CSL Subsidiary is a party or which relate to the CSL Business and under which CSL has any continuing obligations, each of which (a) relates to the purchase, sale, lease, pledge or license of property or services the cost or value of which is $50,000 or greater; or (b) pursuant to which CSL or any CSL Subsidiary is obligated to, or reasonably expects to, receive or pay, or has received or paid in any 12 month period, in cash, services, securities or other property, $50,000 or more (collectively, the "CSL CONTRACTS"). Except as set forth on SCHEDULE 4.14.1, CSL has delivered or made available to CNS true, correct and complete copies of all written CSL Contracts and SCHEDULE 4.14.1 contains an accurate and complete description of all CSL Contracts which are not in writing. All of the CSL Contracts are in full force and effect. CSL and each CSL Subsidiary which is a party to the CSL Contracts has performed all the obligations required to be performed by them to date, and, to CSL's Knowledge, there is not under any of the CSL Contracts any existing default or event of default or event which with notice or lapse of time or both would constitute such a default, except where failure to perform or such default or event of default could not reasonably be expected to have a CSL Material Adverse Effect. Neither CSL nor any CSL Subsidiary has (a) any present expectation or intention of not fully performing all its obligations under each of the CSL Contracts to which it is a party or (b) any Knowledge of any breach or anticipated breach by any other party to any of the CSL Contracts, except where such breach or anticipated breach could not reasonably be expected to have a CSL Material Adverse Effect. None of the CSL Contracts has been terminated or notice of termination given with respect thereto, and neither CSL nor any CSL Subsidiary has Knowledge of any intention or right of any party to any Contract to default another party to any CSL Contract, except where such termination or default could not reasonably be expected to have a CSL Material Adverse Effect. There exists no actual or, to the Knowledge of CSL, threatened termination, cancellation or limitation of the business relationship of CSL or any CSL Subsidiary with any party to any CSL Contract, except where such termination, cancellation or limitation could not reasonably be expected to have a CSL Material Adverse Effect.

                  4.14.2 Set forth in SCHEDULE 4.14.2 is an accurate and current listing of the ten (10) largest customers of CSL and the CSL Subsidiaries for each of the two (2) most recent fiscal years. Except as set forth in SCHEDULE 4.14.2, CSL does not have any Knowledge indicating that any of such customers intend to cease doing business with CSL or any CSL Subsidiary, or alter the amount of the business that it is presently doing with the CSL or any CSL Subsidiary, to the extent that such cessation or alteration would result in a CSL Material Adverse Change.

                  4.14.3 As of the date of this Agreement, to the Knowledge of CSL, SCHEDULE 4.14.3 contains a correct and current list of the ten (10) largest suppliers of CSL and the CSL Subsidiaries during the two (2) most recent fiscal years. Except as indicated in SCHEDULE 4.14.3, CSL has no Knowledge of any facts, indicating that any of these suppliers intend to cease doing business with CSL or any CSL Subsidiary, or materially alter the amount of the business that they are presently doing with CSL or any CSL Subsidiary, to the extent that such cessation or alteration would result in a CSL Material Adverse Change.

         4.15     LITIGATION.

         Except as set forth on SCHEDULE 4.15, there is no (a) action, suit, claim, proceeding or investigation pending or, to the Knowledge of CSL, threatened against or affecting CSL or any CSL Subsidiary (whether or not CSL or any CSL Subsidiary is a party or prospective party thereto), at law or in equity, or before or by any Governmental Authority, (b) pending or, to the Knowledge of CSL, threatened arbitration proceeding relating to CSL or any CSL Subsidiary or (c) governmental inquiry pending or, to the Knowledge of CSL, threatened against or involving CSL or any CSL Subsidiary, and there is no basis for any of the foregoing. Except as set forth on SCHEDULE 4.15, neither CSL not any CSL Subsidiary has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may have a CSL Material Adverse Effect. Except as set forth on SCHEDULE 4.15, there are no outstanding orders, writs, judgments, injunctions or decrees of any Governmental Authority or arbitration tribunal against, involving or affecting CSL or any CSL Subsidiary and to the Knowledge of CSL there are no facts or circumstances which may result in institution of any such action, suit, claim or legal, administrative or arbitration proceeding. Neither CSL nor any CSL Subsidiary nor ICSL is in default with respect to any order, writ, injunction or decree known to or served upon it from any court or of any Governmental Authority. Except as set forth on SCHEDULE 4.15, there is no action, suit or proceeding by CSL or any CSL Subsidiary pending or to the Knowledge of CSL or ICSL, threatened against others. Except as set forth on
SCHEDULE 4.15, none of CSL, any CSL Subsidiary or any director or employee of CSL or any CSL Subsidiary or any physician employed by or under contract with CSL or any CSL Subsidiary has been disqualified, debarred, restricted or otherwise sanctioned (or gave future assurances to avoid the imposition of sanctions) by the Food and Drug Administration in connection with studies with human or animal subjects designed to develop evidence of the safety and effectiveness of investigational human drugs, biological products, or medical devices. Except as set forth on SCHEDULE 4.15, none of the following has occurred with respect to CSL or any CSL Subsidiary:

                  (a) Neither CSL nor any CSL Subsidiary nor, to the Knowledge of CSL, any director or executive officer thereof, has been convicted in a criminal proceeding or has been named or is a subject of a criminal, governmental or other regulatory investigation or proceeding (excluding minor traffic violations); or

                  (b) Neither CSL nor any CSL Subsidiary nor, to the Knowledge of ICSL or CSL, any director or executive officer thereof, has been found by a court of competent jurisdiction in a civil action or by any Governmental Authority or other regulatory body to have violated any Law.

         4.16     COMPLIANCE WITH LAW.

         Except as set forth in SCHEDULE 4.16, CSL and each CSL Subsidiary has complied in all material respects with and is not in default under, all Laws applicable to it, its operations, properties, assets, products and services, except for such defaults or failures to comply as could not reasonably be expected to result in a CSL Material Adverse Change. Neither CSL nor any CSL Subsidiary has received any notices of violation with respect to any Law. Without limiting the foregoing, CSL and each CSL Subsidiary is in compliance with all Laws relating to its purchase, sale, handling, disposition and transportation of biological specimens and its use and disclosure of patient medical information. CSL and each CSL Subsidiary has entered into agreements with each of its clinical investigators whereby the investigators are required to maintain and keep informed patient consents in writing in accordance with applicable protocols for clinical studies conducted at the CSL sites and all applicable Laws. Except as set forth on SCHEDULE 4.16, the structure and operations of the CSL Business are in compliance with applicable Laws, including state Laws relating to the corporate practice of medicine, fee-splitting, fraud and abuse, and any Laws relating to the prohibition on referrals to entities with which a healthcare provider or supplier has a financial relationship. There is no existing Law, and CSL has no Knowledge of any proposed Law, which would prohibit or materially restrict the Surviving Corporation from, or otherwise materially adversely affect the Surviving Corporation in, conducting the CSL Business. Except as set forth on SCHEDULE 4.16, CSL and any CSL Subsidiary has obtained, or as of the Closing will have obtained, all requisite approvals and consents of, and made all requisite filings with all Governmental Authorities and other third parties that are necessary to be obtained or made to (a) permit the conduct of the CSL or any Subsidiary's Business, (b) permit the valid execution, delivery and performance by ICSL and CSL or any Subsidiary of this Agreement and the Transactions, including, without limitation, the Merger, and (c) prevent any CSL Permit or agreement relating to the CSL Business from terminating prior to its scheduled termination as a result of the consummation of the Transactions. Neither CSL nor any CSL Subsidiary has engaged in any activities which are prohibited under the federal Controlled Substances Act, 21 U.S.C. ss.801 et seq., or the regulations promulgated pursuant to such statute or any related state or local Laws concerning the dispensing and sale of controlled substances and ICSL, CSL and any CSL Subsidiary have complied with all other requirements of the Food and Drug Administration applicable to the CSL Business. Neither CSL nor any CSL Subsidiary receives, nor has for the past ten (10) years received, funds from any program of any Governmental Entity.

         4.17     LABOR AND EMPLOYEE RELATIONS.

         Neither CSL nor any CSL Subsidiary is a party to or bound by any collective bargaining agreement with any labor organization, group or association covering any of its employees, and CSL has no Knowledge of any attempt to organize any of their employees by any person, unit or group seeking to act as their bargaining agent. Except as set forth on SCHEDULE 4.17, there are no pending or, to the Knowledge of CSL, threatened charges (by employees or their representatives or any Governmental Authority) of unfair labor practices or of employment discrimination or of any other wrongful action with respect to any aspect of employment of any employee of CSL or any CSL Subsidiary.

         4.18     CERTAIN EMPLOYEES.

                  4.18.1 Set forth on SCHEDULE 4.18.1 is a list of names of all of the physicians, employees and consultants employed by or under contract with CSL or any CSL Subsidiary, together with the title or job classification of each such person and his or her current compensation. Except as set forth on SCHEDULE 4.18.1, none of such persons has (a) an employment agreement, contract or understanding, whether oral or written, with CSL or any CSL Subsidiary which is not terminable on thirty (30) days or less notice by CSL or any CSL Subsidiary without cost or other liability to CSL or any CSL Subsidiary or (b) a non-competition, non-disclosure and/or non-solicitation agreement or understanding with CSL or any CSL Subsidiary, whether written or oral, and all such employment and other agreements are set forth in SCHEDULE 4.18.1 hereto. No person listed on SCHEDULE 4.18.1 has indicated that he or she intends to terminate his or her duties or status. To CSL's Knowledge, each person listed on
SCHEDULE 4.18.1 who is required to be licensed by applicable state law in order to perform his or her duties is so licensed. Set forth on SCHEDULE 4.18.1 is the amount, if any, of any severance liability in excess of $50,000 of CSL or any CSL Subsidiary with respect to each person listed on SCHEDULE 4.18.1.

                  4.18.2 Set forth in SCHEDULE 4.18.2 is a list of all consulting, business or contractual agreements and relationships or other CSL Contracts with referring physicians, physicians networks, hospitals or similar Persons (the "CSL SOURCES"). Neither CSL nor any CSL Subsidiary is a party to any agreement with CSL Sources which involves any activities which are prohibited under federal statutes 42 U.S.C. Section 1320a-7a and 7b, or the regulations promulgated pursuant to such statutes, or which are prohibited by rules of professional conduct or which otherwise could constitute fraud, including the following: (a) making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;
(b) making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (c) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; or (d) soliciting, paying or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (i) in return for referring, or inducing to refer, an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by federal programs, or (ii) in return for purchasing, leasing or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by federal programs.

                  4.18.3 Except as set forth on SCHEDULE 4.18.3, no CSL Source having a "FINANCIAL RELATIONSHIP" with CSL or any CSL Subsidiary, as that term is defined in 42 U.S.C. Section 1395nn, directly or indirectly refers patients or services to CSL or any CSL Subsidiary, other than referrals which comply with (or are exempt from) the requirements of 42 U.S.C. Section 1395nn and the regulations promulgated pursuant thereto.

         4.19     EMPLOYEE BENEFITS.

                  4.19.1 Set forth on SCHEDULE 4.19.1 is an accurate and complete list of all "PLANS" within the meaning of ERISA including, without limitation, all pension plans within the meaning of ERISA Section 3(2)(A) ("CSL PENSION PLANS"), deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical insurance, life insurance, fringe benefit, and other employee benefit plans within the meaning of ERISA Section 3(1) ("CSL WELFARE PLANS"), and all other obligations, customary practices, or programs and arrangements, whether formal or informal, oral or written, and whether or not legally enforceable which CSL, any CSL Subsidiary or any entity that, together with ICSL and CSL or any CSL Subsidiary would be treated as a single employer under Code Section 414 or ERISA Section 4001(b) (an "CSL ERISA AFFILIATE") sponsors, maintains, participates in, contributes to or is obligated to contribute to or under which past or present employees, directors, contractors, service providers, agents and representatives of CSL, any CSL Subsidiary or CSL ERISA Affiliate(s) may have any liability (collectively, the "CSL PLANS"). Through the Closing Date, all such CSL Plans shall be maintained by CSL in full force and effect. Neither ICSL, CSL, any CSL Subsidiary, nor any CSL ERISA Affiliate contributes, has contributed to or has ever been required to contribute to, any plan subject to Title IV of ERISA or to any multiemployer plan, as defined in section 3(37) or section 4001(a)(3) of ERISA and no withdrawal liability has been or may be assessed under Title IV of ERISA against ICSL, CSL, or CSL ERISA Affiliate(s) based on circumstances existing on or prior to the Closing Date.

                  4.19.2 Each CSL Plan has been established and administered in accordance with its terms and in full compliance with the applicable provisions of the Code, ERISA and other applicable laws, rules and regulations, and all obligations of ICSL, CSL, each CSL Subsidiary and CSL ERISA Affiliate(s) with respect to each CSL Plan have been satisfied except with respect to contributions not required to be made as of the date hereof or with respect to benefit claims in the ordinary course not determined or not required to be paid as of the date hereof. Each CSL Plan which is intended to be qualified within the meaning of section 401(a) of the Code is so designated on SCHEDULE 4.19.2 and is so qualified within and has received a favorable determination letter from the IRS with respect to its qualification, is entitled to rely on any opinion letter from the IRS with respect to a prototype plan sponsor, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a determination letter and make any amendments necessary to obtain a favorable determination and no event has occurred which would cause the loss of such qualification. Each CSL Plan which is intended to meet the requirements for tax-favored treatment under Subchapter D of Chapter 1 of Subtitle A of the Code meets such requirements in all material aspects.

                  4.19.3 With respect to each CSL Plan, no actions, suits or claims (other than claims for benefits in the ordinary course), government administrative proceeding or investigations are pending or threatened, and no facts or circumstances exist which could give rise to any such actions, suits or claims. No "REPORTABLE EVENT" (as defined in ERISA Section 404 and its regulations) has occurred. Neither ICSL, CSL, any CSL Subsidiary nor any CSL ERISA Affiliate has engaged in a prohibited transaction, as defined under section 4975 of the Code or section 406 of ERISA, with respect to any Plan, and, to the Knowledge of ICSL, CSL, any CSL Subsidiary, no fiduciary with respect to any Plan has breached any fiduciary duty to such CSL Plan under Part 4 of Title I of ERISA or other applicable law. No event has occurred and no condition exists that has subjected or would subject ICSL, CSL, any CSL Subsidiary, or any CSL ERISA Affiliate(s) to any tax, fine or penalty imposed by the Code, ERISA or other applicable law. All required contributions have been timely made by ICSL, CSL, any CSL Subsidiary, or any CSL ERISA Affiliate, as appropriate, to each of the CSL Plans and there is no funding deficiency with respect to any of the CSL Plans. Each CSL Plan may be amended or terminated in accordance with its terms without obligation or liability, other than those obligations and liabilities for which specific assets have been set aside or reserved for on the ICSL Balance Sheet as of the ICSL Balance Sheet Date included in the ICSL Financial Statements and those obligations and liabilities reflected by the terms of the Plan documents. There are no unfunded obligations under any CSL Plan providing benefits to employees of CSL, any CSL Subsidiary, or CSL ERISA Affiliate(s) during employment or after termination of their employment. The consummation of the Transactions will not result in the payment, vesting or acceleration of any benefit, except as required under Code Section 411(d)(3).

                  4.19.4 Except as set forth on SCHEDULE 4.19.4, (a) neither the CSL Plans nor CSL (or any CSL Subsidiary) is obligated to pay separation, severance, termination or similar benefits or to vest any person in whole or in part solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as such term is defined in those individuals' employment or option agreements or in Section 280G of the Code); (b) all required discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements, or accruals for all periods ending prior to or as of the Effective Time shall have been made or properly accrued on the CSL Balance Sheet Date; and (c) none of the CSL Plans has any unfunded liabilities that are not reflected on the CSL Balance Sheet.

                  4.19.5 None of the CSL Plans ever maintained by CSL or any CSL ERISA Affiliate has ever provided health care or any other non-pension benefits to any employees after their employment was terminated (other than as required by part 6 of subtitle B of Title I of ERISA) or has ever promised to provide such post-termination benefits.

                  4.19.6 With respect to each CSL Plan maintained by CSL preceding the Closing Date, complete and correct copies of the following documents (if applicable to such CSL Plan) have previously been delivered to
CNS: (a) all documents embodying or governing such CSL Plan and any funding medium for the CSL Plan (including, without limitation, trust agreements) as they may have been amended to the date hereof; (b) the most recent IRS determination or approval letter with respect to such CSL Plan under Code
Section 401(a) or 501(c)(9), and any applications for determination or approval subsequently filed with the IRS; (c) all filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto; (d) all actuarial valuation reports completed with respect to such Plan; (e) the summary plan description for such CSL Plan (or other descriptions of such CSL Plan provided to employees) and all modifications thereto; (f) any insurance policy (including any fiduciary liability insurance policy or fidelity bond) related to such CSL Plan; (g) any registration statement or other filing made pursuant to any federal or state securities Law; and (h) all correspondence to and from any state or federal agency with respect to such CSL Plan.

                  4.19.7 Each CSL Plan required to be listed on SCHEDULE 4.19.1 may be amended, terminated, or otherwise modified by CSL to the greatest extent permitted by applicable Law, including the elimination of any and all future benefit accruals under any CSL Plan and no employee communications or provision of any CSL Plan document has failed to effectively reserve the right of CSL or the CSL ERISA Affiliate to so amend, terminate or otherwise modify such CSL Plan.

                  4.19.8 Each CSL Plan ever maintained by CSL (including each non-qualified deferred compensation arrangement) has been maintained in compliance with all applicable requirements of federal and state securities Laws including (without limitation, if applicable) the requirements that the offering of interests in such Plan be registered under the Securities Act of 1933, as amended, and/or state "Blue Sky" laws.

         4.20     INSURANCE.

         CSL and each CSL Subsidiary is, and will be through the Closing Date, adequately insured with responsible insurers in respect of their properties, assets and business with respect to the CSL Business against risks normally insured against by companies in similar lines of business under similar circumstances. SCHEDULE
4.20 correctly describes (by type, carrier, policy number, limits, premium and expiration date) the insurance coverage carried by ICSL, CSL or any CSL Subsidiary with respect to the CSL Business, which insurance will remain in full force and effect with respect to all events occurring prior to the Closing. Neither ICSL nor CSL nor any CSL Subsidiary (a) has failed to give any notice or present any claim under any such policy or binder in due and timely fashion, (b) has received notice of cancellation or non-renewal of any such policy or binder or (c) has received notice of or is otherwise aware of any insurance premiums which will be materially increased in the future. There are no outstanding claims under any such policy which have gone unpaid for more than forty-five days, or as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and CSL and each CSL Subsidiary is otherwise in compliance with the terms of such policies and bonds. SCHEDULE 4.20 lists all claims made against CSL and each CSL Subsidiary's insurance coverage during the 12 month period immediately preceding the date hereof. Except as set forth on SCHEDULE 4.20, all insurance coverage listed on SCHEDULE 4.20 is on an occurrence basis. Other than reasonable deductible amounts customary in the industry, neither CSL nor any CSL Subsidiary is self-insured nor is any one of them a party to any risk sharing or similar agreement except as specifically noted on SCHEDULE 4.20.

         4.21     TRANSACTIONS WITH AFFILIATES.

         Except as set forth in SCHEDULE 4.21 hereto and only with respect to transactions giving rise to current or contingent liabilities of ICSL, CSL or any CSL Subsidiary, no current holder of 5% or more of any class of capital stock of ICSL, CSL or any CSL Subsidiary at the time such transaction was entered into, or any director, officer or employee of ICSL, CSL or any CSL Subsidiary, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has an interest or is an officer, director, trustee, partner or holder of any equity interest, is a party to any transaction with ICSL, CSL or any CSL Subsidiary, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from, or otherwise requiring payments or involving other obligations to or from ICSL, CSL or any CSL Subsidiary.

         4.22     TAXES.

         ICSL, CSL and each CSL Subsidiary have filed (on a consolidated basis) all Tax returns and reports required to be filed, including, without limitation, returns and estimated returns, complete and accurate copies of which have been provided to CNS, and have paid in full all taxes shown due thereon and all estimated Tax when due (together with all interest, penalties, assessments and deficiencies assessed in connection therewith due through the date hereof, whether or not shown on any Tax return). Except as set forth on SCHEDULE 4.22, neither CSL nor any CSL Subsidiary is required to pay any other Tax except as shown in such Tax returns, reports and information filings. All such returns, reports and information filings required to be filed, including any amendments to date, have been prepared in good faith and without negligence or misrepresentation and were correct and complete in all material respects. CSL and each CSL Subsidiary has either paid or, in accordance with GAAP applied consistently with prior periods, adequately provided for, by reserves or other proper accounting treatment shown in CSL Financial Statements, its liability for all Tax of every kind, for the current Tax year and for all prior years. CSL has no Knowledge of any proposed or threatened assessment or reassessment of any Taxes. In addition, at the date hereof, CSL and each CSL Subsidiary has deducted and remitted all withholding tax or source deductions when due to the appropriate Governmental Authority as required by Law or CSL and each CSL Subsidiary has adequately provided for such deductions by reserves or other proper accounting treatment, in accordance with GAAP applied consistently with prior periods, in their books and records of account. Neither CSL nor any CSL Subsidiary (a) has executed any waiver to extend, or otherwise taken or failed to take any action that would have the effect of extending, the applicable statute of limitations with respect to its Tax liabilities, (b) is not a "CONSENTING CORPORATION" within the meaning of
Section 341(f) of the Code, (c) has not been a member of any consolidated group (other than with ICSL) for Tax purposes or (d) does not have, or will not fail to have, all records and information necessary for the timely and accurate filing of any Tax returns due after the date hereof, including any returns due after the Closing Date which relate to the period prior to the Closing Date. Neither CSL nor any CSL Subsidiary is a party to any tax allocation or tax or tax sharing agreement or member of an affiliated group of corporations other than agreements or groups between ICSL and its Subsidiaries. Neither CSL, nor any CSL Subsidiary nor ICSL (to the Knowledge of CSL, any CSL Subsidiary or
ICSL) has any liability for the Taxes of any other Person under Treasury Regulations Section 1.1502-6 (or similar provisions of any state, local, or foreign law). Neither CSL, nor any CSL Subsidiary, nor ICSL, nor (to the Knowledge of CSL, any CSL Subsidiary or ICSL) any of its Affiliates has taken or agreed to take any action or failed to take any action which action or failure would prevent the Merger from constituting a reorganization within the meaning of section 368(a) of the Code.

         4.23     BROKERS.

         Except as set forth on SCHEDULE 4.23, no agent, person or firm acting on behalf of ICSL, CSL and each CSL Subsidiary or under their authority is or will be entitled to a financial advisory fee, brokerage commission, finder's fee or like payment in connection with the transactions contemplated hereby.

         4.24     ENVIRONMENTAL LAWS.

                  4.24.1 ICSL, CSL and each CSL Subsidiary has operated and continue to operate the CSL Business in compliance in all material respects with all Environmental Laws where the failure to comply would result in a CSL Material Adverse Change.

                  4.24.2 To the Knowledge of CSL, no CSL Owned Premises, CSL Leased Premises or any real property contiguous thereto, is or has been designated by any state, local or federal agency or body as a hazardous waste disposal site or a site or location requiring investigation concerning, or management, clean-up or removal of, any Hazardous Substance.

                  4.24.3 There are no Environmental Claims pending or threatened against CSL or any CSL Subsidiary or against any Person whose liability for any Environmental Claim CSL or any CSL Subsidiary has or may have retained or assumed either contractually or by operation of Law. There are no present, or to the Knowledge of CSL, past actions, activities, circumstances, conditions, events, incidents or practices, including, without limitation, the release, threatened release, emission, discharge, disposal, storage, treatment, transportation, generation, manufacture or use of any Hazardous Substance that could form the basis of any Environmental Claim against CSL or, to the Knowledge of CSL, against any Person whose liability for any Environmental Claim CSL or any CSL Subsidiary has or may have retained or assumed either contractually or by operation of Law.

                  4.24.4 All Waste generated in connection with the CSL Business, operations, Assets and properties of CSL and each CSL Subsidiary has been (a) treated, stored or disposed of by or at facilities duly licensed pursuant to applicable Environmental Laws and (b) transported to such facilities by transporters duly licensed pursuant to applicable Environmental Laws. CSL has maintained true and complete records relating to the generation, transportation, treatment, storage and disposal of Waste generated in connection with the business, operations, assets and properties of CSL and the CSL Subsidiaries.

                  4.24.5 CSL has delivered to CNS all environmental inspection reports ("CSL ENVIRONMENTAL REPORTS") prepared by any person or entity concerning compliance with applicable Environmental Laws of the CSL Business, operations, assets or properties or the use, manufacture, importation, processing, storage, treatment, transportation, release or disposal therefrom, therein or thereon of any Hazardous Substance. All such CSL Environmental Reports are listed on SCHEDULE 4.24.

         4.25     ACCOUNTS RECEIVABLE.

         All of the accounts receivable of CSL and each CSL Subsidiary with respect to the CSL Business shown or reflected on the CSL Balance Sheet in the CSL Financial Statements and any accounts receivable that have accrued subsequent to the CSL Balance Sheet Date represent bona fide transactions and arose in the Ordinary Course of Business and are carried at values determined in accordance with GAAP consistently applied. Except as set forth on SCHEDULE 4.25, neither CSL not any CSL Subsidiary has any accounts or loans receivable from any of its directors, officers or employees.

         4.26     SECURITIES AND EXCHANGE COMMISSION FILINGS.

         The information included in the Proxy Statement or Information Statement, as the case may be, (other than CNS Financial Statements and other information relating to CNS furnished to ICSL by CNS expressly for inclusion therein) at the time of the mailing of the Proxy Statement or Information Statement to ICSL's stockholders will not contain any untrue statement of a material fact or omit to state a material fact required or necessary to be stated therein in order to make the statements contained therein in light of the circumstances under which they are made, not misleading.

         4.27     DISCLOSURE.

         All documents and schedules delivered or to be delivered by or on behalf of ICSL and CSL in connection with this Agreement and the Transactions are true, complete and correct in all material respects. Neither this Agreement, nor any Schedule or Exhibit to this Agreement contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which made, not misleading.

         4.28     SEC FILINGS.

         Since January 31, 1999, ICSL has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with the SEC (except the Form 10-Q for the fiscal quarter ended April 30, 2001, the Form 10-Q for the fiscal quarter ended July 31, 2001, and except where failure to file is not reasonably likely to cause a Material Adverse Change). As of their respective dates, each of such reports and documents, including the financial statements, schedules and exhibits thereto, complied in all material respects with the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder (each as in effect on the date of such filing). As of its respective date, each such report and document did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, provided, however, that to the extent that the foregoing relates to facts or omissions regarding Persons other than ICSL and its Affiliates, such representation and warranty is made to ICSL's knowledge.

                          ARTICLE 5 - COVENANTS OF CNS

         CNS and Acquisition Sub covenant and agree with CSL and ICSL as follows:

         5.1      EMPLOYEE MATTERS.

         CNS will cause the Surviving Corporation to offer to employees of CSL and each CSL Subsidiary who continue employment with the Surviving Corporation ("TRANSFERRED EMPLOYEES") (i) the CSL Plans offered to the Transferred Employees immediately prior to the Closing Date on substantially the same terms as are currently offered by CSL to Transferred Employees or (ii) benefits of the same type and under the same terms and conditions as are offered from time to time to CNS employees generally, provided that for the purpose of determining participation, vesting and benefit accrual, CNS will, or will cause the Surviving Corporation to, give credit under such benefit plan to Transferred Employees for all service with the Surviving Corporation and with CSL and/or ICSL prior to the Effective Time. CNS shall also cause the Surviving Corporation to assume and honor in accordance with their terms all employment, severance, consulting and other compensation agreements between CSL and those officers, employees or consultants of CSL who shall become officers, employees or consultants of the Surviving Corporation from and after the Effective Time, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under any CSL Plan. CNS will, or will cause the Surviving Corporation to, make offers of employment to those of ICSL's employees as shall be mutually agreed by CNS and ICSL.

         5.2      CNS SECURED CONVERTIBLE DEBT.

         CNS shall obtain firm commitments from the Newco Investors for the purchase from CNS, concurrently with the closing of the Merger, of not less than $1.25 Million in original principal amount of Convertible Notes, to be issued and sold by CNS substantially in accordance with the term sheet attached hereto as EXHIBIT 5.2 (the "NOTE

PURCHASE TERM SHEET") pursuant to documentation that is mutually acceptable to, ICSL and CNS (the "NOTE PURCHASE AGREEMENT").

         5.3      CNS OPTIONS AND ICSL REPLACEMENT OPTIONS.

                  5.3.1 As soon as practicable after the execution and delivery of this Agreement, the Board of Directors of CNS (or, if appropriate, any committee administering CNS Options) shall adopt or cause to be adopted, such resolutions, and shall take or cause to be taken, such other actions as are required to adjust the terms of the outstanding CNS Options to provide that each CNS Option outstanding immediately prior to the Effective Time (whether or not vested) and granted to an officer or employee of CNS holding a position with a title that is junior to senior vice president, at the Effective Time, shall not accelerate and immediately vest as a result of the Merger or other transactions contemplated by this Agreement. CNS shall use its best efforts to enter into option amendment agreements with all officers holding a position of senior vice president or senior, to provide that such options granted to those officers shall not accelerate and immediately vest as a result of the Merger of other transactions contemplated by this Agreement.

                  5.3.2 As soon as practicable after the execution and delivery of this Agreement, the Board of Directors of CNS shall take the actions set forth in Section 1.5.4. CNS shall take all corporate action necessary to reserve for issuance sufficient shares of New Common Stock for delivery upon exercise of ICSL Replacement Options granted by CNS in accordance with the provisions of this Agreement.

                  5.3.3 In the event that any of the ICSL Replacement Options issued in exchange for the ICSL Options listed on SCHEDULE 5.3.3 terminate in the period from and including the Effective Time until the Trigger Date (as defined in the Investor Rights Agreement) (by reason of termination of employment or service, death or disability of the option holder or otherwise under the terms of the option plan or agreement governing such ICSL Replacement Options), the shares of New Common Stock reserved for issuance upon exercise of such ICSL Replacement Options shall be issued by Newco to ICSL within thirty
(30) days of termination of such ICSL Option(s).

         5.4      CNS STOCKHOLDER APPROVAL.

         CNS shall take all actions to obtain any stockholder approval required by Law to be obtained to consummate the Transactions, including the calling, giving notice of, convening and holding a Special Meeting of the CNS Stockholders. CNS shall, through its Board of Directors, recommend to its stockholders that they approve the Amended Certificate.

         5.5      TERMINATION OF STOCKHOLDER AND VOTING AGREEMENTS.

         CNS and the CNS stockholders shall take all actions to terminate all stockholder, voting, registration rights and other similar agreements, if any (collectively, the "CNS SHAREHOLDERS AGREEMENTS") other than that certain (i) Shareholders Agreement dated as of March 26, 1999 between CNS and certain CNS Stockholders, as amended, and (ii) Investor Rights Agreement dated as of March 26, 1999 between CNS and certain CNS stockholders, as amended.

         5.6      ADOPTION OF AMENDMENT TO CNS STOCK OPTION PLAN.

         There shall be adopted by the Board of Directors and stockholders of CNS an amendment to the CNS Stock Option Plan (the "CNS OPTION PLAN") increasing the number of shares of Newco Common Stock authorized for issuance under the CNS Option Plan such that the number of shares so authorized is equal to the sum of
(i) the number of shares reserved for issuance upon exercise of outstanding CNS Options, (ii) the number of shares to be issuable upon exercise of ICSL Replacement Options and (iii) a number of shares equal to at least 10% of the New Common Stock Equivalents outstanding immediately after the Effective Time for use in granting new options to Newco employees and executive officers. The Board of Directors of CNS shall take and shall cause to be taken all action necessary to reserve for issuance such shares of New Common Stock pursuant to the CNS Option Plan.

         5.7      PAYMENT OF CNS PREFERRED STOCK DIVIDEND.

         CNS shall take any and all action necessary to issue, immediately prior to the filing of the Amended Certificate with the Secretary of State of the State of Delaware, to the holders of CNS Preferred Stock, in full satisfaction of the CNS Preferred Stock Dividend, that number of shares of CNS Common Stock equal to the quotient of the CNS Preferred Stock Dividend divided by the CNS Per Share Value, provided that the number of shares of CNS Common Stock issued to each holder of CNS Preferred Stock shall be rounded up or down to the nearest whole number.

         5.8      TERMINATION OF PSILOS AGREEMENT.

         CNS shall take any and all actions necessary to terminate the Psilos Agreement, effective immediately after the Effective Time; PROVIDED, HOWEVER, that CNS shall remain liable for the Psilos Fee.

                      ARTICLE 6 - COVENANTS OF CSL AND ICSL

         CSL and ICSL covenant and agree with CNS, Acquisition Sub and the CNS Stockholders as follows:

         6.1      ICSL ACTIONS.

         As soon as practicable after the execution and delivery of this Agreement, ICSL shall take all actions, including the filing with the SEC, to prepare either (i) a Proxy Statement pursuant to Regulation 14A under the Exchange Act (a "PROXY STATEMENT"), or (ii) in the event that ICSL obtains the requisite approval from its stockholders without the necessity of a Special Meeting of ICSL stockholders, an Information Statement pursuant to Regulation 14C under the Exchange Act (the "INFORMATION STATEMENT"), and shall use its reasonable best efforts to cause the Proxy Statement or Information Statement, as the case may be, to be "cleared" by the SEC, and to be mailed to all holders of ICSL Common Stock. ICSL shall deliver copies of the proposed form of Proxy Statement or Information Statement, as the case may be, to CNS within a reasonable time prior to the filing thereof with the SEC for review and comment by CNS and its counsel. ICSL shall take all steps necessary to amend or supplement the Proxy Statement or Information Statement and to cause such amended Proxy Statement or Information Statement to be filed with the SEC and disseminated to ICSL's stockholders as required by applicable federal securities Laws. If ICSL is required to solicit the approval of

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ICSL's stockholders, ICSL shall, as soon as practicable, duly call, give notice of, convene and hold a Special Meeting of ICSL stockholders for the purpose of seeking approval to consummate the Merger. ICSL shall, through its Board of Directors, recommend to its stockholders that they approve the Merger.

         6.2      ICSL REPLACEMENT OPTIONS.

         As soon as practicable after the execution and delivery of this Agreement, the Board of Directors of ICSL shall adopt or cause to be adopted, such resolutions, and shall take or cause to be taken, such other actions as are required to cancel the outstanding ICSL Options in consideration of the grant by Newco of ICSL Replacement Options at the Effective Time in accordance with
Section 1.5.4 hereto.

                          ARTICLE 7 - MUTUAL COVENANTS

         7.1      BEST EFFORTS COOPERATION.

         Until the Closing or earlier termination of this Agreement, each of ICSL, CSL, CNS, Acquisition Sub and the CNS Stockholders, respectively, shall use its best efforts in good faith to perform and fulfill, or cause to be performed and fulfilled, all conditions and obligations to be fulfilled, or performed by it hereunder, to the end that the transactions contemplated hereby will be fully and timely consummated.

         7.2      ACCESS.

         Until the Closing, each party shall give the other parties, and their attorneys, accountants and other authorized representatives complete access, upon reasonable notice and at reasonable times, to each party's offices, suppliers, employees, business and financial records, contracts, business plans, budgets and projections, agreements and commitments and other documents and information. In order that each party may have full opportunity to make such examination and investigation as they may desire of the other parties, each party hereto and their respective representatives during such period will furnish the other parties with all such information as such representatives may reasonably request and cause the respective officers, employees, consultants, agents, accountants and attorneys of each to cooperate fully with the representatives of each other party in connection with such review and examination and to make full disclosure to each party of all material facts affecting the financial condition and the operations, properties and prospects of each of the parties hereto; provided, however, that each such party will, unless the Closing occurs, hold the documents and information concerning the other parties hereto confidential in accordance with Section 7.15 hereof.

         7.3      INSURANCE.

         Until the Closing, each of CNS and CSL shall maintain with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated.

         7.4      COMPLIANCE WITH LAWS.

         Until the Closing, each of CNS and CSL shall conduct its operations in compliance with all applicable Laws.

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         7.5      KEEPING OF BOOKS AND RECORDS.

         Until the Closing, each of CNS and CSL shall keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions and in which all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its operations shall be made.

         7.6      CONDUCT OF BUSINESS.

         Prior to the Effective Time, unless, in the case of CSL, CNS shall have consented in writing thereto, and in the case of CNS, ICSL or CSL shall have consented in writing thereto, CNS and CSL:

                  7.6.1 shall, and shall cause each of its respective Subsidiaries to, conduct its operations in the Ordinary Course of Business in substantially the same manner as heretofore conducted;

                  7.6.2 shall use its best efforts, and shall cause each of its respective Subsidiaries to use its best efforts, to preserve intact its business organization and goodwill, keep available the services of its officers and employees, and maintain satisfactory relationships with those persons having business relationships with it;

                  7.6.3 except as otherwise contemplated hereby, shall not, and shall not permit any of its respective Subsidiaries to, amend its Certificate of Incorporation or By-laws;

                  7.6.4 shall promptly notify the other party of any material emergency or other material change in its or any of its Subsidiary's condition (financial or otherwise), business, properties, assets, liabilities, prospects or the Ordinary Course of Business of it or any Subsidiary or in the operation of its or any of its Subsidiary's properties and of any litigation or governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated);

                  7.6.5 shall not, and shall not permit any of its respective Subsidiaries to, (a) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and listed on SCHEDULE 3.3.1 or SCHEDULE 4.3, respectively, issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it exists on the date hereof, (b) grant, confer or award any option, warrant, conversion right or other right to acquire any shares of its capital stock not existing on the date hereof and listed on SCHEDULE 3.3.1 or SCHEDULE 4.3, respectively, (c) except as otherwise provided for in this Agreement or as required under the governing document, accelerate the vesting or exercisability of any option, warrant, conversion right or other right to acquire any shares of its capital stock, (d) increase, or permit any of its Subsidiaries to increase, any compensation or enter into or amend any employment agreement with any of its present or future officers, directors or employees except for the payment of cash bonuses to officers, directors or employees pursuant to and consistent with existing plans or programs described on SCHEDULES 3.18.1 and 3.19.1 or SCHEDULES
4.18.1 and 4.19.1, (e) adopt any employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any respect or (f) sell, lease or otherwise dispose of any of its assets which are material,

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individually or in the aggregate, except in the Ordinary Course of Business;
PROVIDED HOWEVER, that ICSL may sell or otherwise dispose of its network management division;

                  7.6.6 shall not, and shall not permit any of its respective Subsidiaries to, (a) incur or obligate itself to incur any capital expenditure in excess of $50,000, incur any long-term indebtedness in addition to that outstanding on the date hereof or any other indebtedness or liability other than pursuant to existing credit agreements or in the Ordinary Course of Business;
(b) make any loans, advances or capital contributions to, or investments in, any other person, other than travel or other advances to employees consistent with past practice; or (c) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently, or otherwise) for the obligations of any other Person, except to endorse checks for collection or deposit in the Ordinary Course of Business;

                  7.6.7 declare or pay any dividend or distribution on any shares of its capital stock; or

                  7.6.8 agree, or permit any of its respective Subsidiaries to agree, in writing or otherwise to take any of the foregoing actions or any action that would make any representation or warranty in this Agreement untrue or incorrect as of the date hereof or as of the Effective Time, as if made as of such time.

         7.7      LITIGATION.

         Until the Closing, CNS will promptly notify ICSL, and ICSL and CSL will promptly notify CNS, of any lawsuits, claims, proceedings or investigations which are threatened or commenced against or by CNS and any CNS Subsidiary or their Affiliates, or against any employee, consultant or director of CNS or any CNS Subsidiary, on the one hand, or ICSL, CSL and any CSL Subsidiary or their Affiliates, or against any employee, consultant or director of ICSL, CSL, or any CSL Subsidiary on the other hand.

         7.8      CONTINUED EFFECTIVENESS OF REPRESENTATIONS AND WARRANTIES.

         From the date hereof up to and including the Closing Date (a) each of
(i) CNS and any CNS Subsidiary and (ii) ICSL, CSL and any CSL Subsidiary will conduct its operations in a manner such that the representations and warranties contained herein shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date, except for changes and events arising as a consequence of the Transactions, or actions in the Ordinary Course of Business after the date hereof which would not have an adverse effect on the properties, assets, operations or condition (financial or otherwise) or prospects of the CNS Business or CSL Business; and (b) (i) CNS will advise ICSL and CSL promptly in writing of any condition or circumstance occurring from the date hereof up to and including the Closing Date which could cause any representations or warranties of CNS to become untrue and (ii) ICSL or CSL, as the case may be, will advise CNS promptly in writing of any condition or circumstance occurring from the date hereof up to and including the Closing Date which could cause any representations or warranties of ICSL or CSL to become untrue.

         7.9      NO NEGOTIATIONS.

         During the term of this Agreement, CNS, Acquisition Sub, ICSL or CSL and each officer, director, employee, consultant, advisor, agent or investment banker of CNS,

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Acquisition Sub, ICSL or CSL, respectively, shall not, directly or indirectly, initiate, solicit or continue discussions with, engage in negotiations with, or provide any information to any corporation, partnership, person or other entity or group involving the possible sale, directly or indirectly, transfer or joint venture of any part of the business or the stock or assets of CNS or CSL, respectively, to any person or entity (collectively, an "ALTERNATIVE TRANSACTION") other than as contemplated herein. Each of ICSL, CSL, CNS and Acquisition Sub shall cease immediately all discussions and negotiations that may have occurred prior to the date of this Agreement regarding any Alternative Transaction. Each of ICSL, CSL, CNS and Acquisition Sub shall notify the other parties hereto immediately of any such Alternative Transaction or any inquiry, proposal or offer relating thereto. The parties expressly acknowledge and agree that this Section 7.9 shall not apply to any transaction whereby ICSL shall sell its network management division.

         7.10     FURTHER ASSURANCES.

         Each of CNS, Acquisition Sub, ICSL and CSL will use its commercially reasonable efforts to have all present officers and directors of CNS, Acquisition Sub, ICSL and CSL execute whatever minutes of meetings or other instruments and take whatever action as may be necessary or desirable to effect, perfect or confirm of record or otherwise, in the Surviving Corporation, full right, title and interest in and to the business, properties and assets now conducted or owned by each of CNS, Acquisition Sub, ICSL and CSL, free and clear of all restrictions, liens, encumbrances, rights, title and interests in others, or to collect, realize upon, gain possession of, or otherwise acquire full right, title and interest in and to such business, properties and assets, or to carry out the intent and purposes of the transactions contemplated hereby.

         7.11     REPLACEMENT FACILITY.

         Following the execution of this Agreement, each of ICSL, CSL, CNS and Acquisition Sub shall use their commercially reasonable efforts to obtain the Replacement Facility.

         7.12     GENERAL COVENANTS.

         Following the execution of this Agreement, CSL, ICSL, CNS and Acquisition Sub agree:

                  7.12.1 If any event should occur, either within or without the Knowledge or control of any party, which would prevent fulfillment of the conditions to the obligations of any party hereto to consummate the transactions contemplated by this Agreement, to use its or their reasonable efforts to cure the same as expeditiously as possible;

                  7.12.2 To cooperate fully with each other in preparing, filing, prosecuting, and taking any other actions which are or may be reasonable and necessary to obtain the consent of any Governmental Authority or any third party to accomplish the transactions contemplated by this Agreement;

                  7.12.3 To deliver such other instruments of title, certificates, consents, endorsements, assignments, assumptions and other documents or instruments, in form reasonably acceptable to the party requesting the same and its counsel, as may be reasonably necessary to carry out and/or to comply with the terms of this Agreement and the transactions contemplated herein;

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                  7.12.4 To confer on a regular basis with the other, report on material operational matters and promptly advise the other orally and in writing of any change or event resulting in, or which, insofar as can reasonably be foreseen could result in, a Material Adverse Change to such party or which would cause or constitute a material breach of any of the representations, warranties or covenants of such party contained herein;

                  7.12.5 To file all reports required to be filed by each of them or their Affiliates with the SEC between the date hereof and the Closing Date and to deliver to the other (or its counsel) copies of all such reports promptly after the same are filed; and

                  7.12.6 To promptly provide the other (or its counsel) with copies of all other filings made by such party with any Governmental Authority in connection with this Agreement or the transactions contemplated hereby.

         7.13     PROXY STATEMENT/INFORMATION STATEMENT.

         Following the execution of this Agreement, ICSL, CSL, CNS and Acquisition Sub agree:

                  7.13.1 ICSL, CSL, CNS and Acquisition Sub shall take any action reasonably required to be taken under the Securities Act, the Exchange Act and the DGCL in connection with the consummation of the Transactions;

                  7.13.2 CNS and Acquisition Sub shall, to the extent reasonably necessary (a) cooperate in the preparation and filing of the Proxy Statement, Information Statement, or other filing required to be made with the SEC under the Securities Act or the Exchange Act in connection with the Transactions, including the Merger and (b) provide all material reasonably requested by ICSL (including all financial statements of CNS, financial information and other information) for inclusion in the Proxy Statement, Information Statement or other required SEC Filing;

                  7.13.3 If at any time CNS becomes aware of any event or circumstance that should be set forth in a supplement to the Proxy Statement or Information Statement (as the case may be), CNS shall promptly inform ICSL;

                  7.13.4 Each of ICSL and CNS shall promptly correct any information provided by it for use in the Proxy Statement or Information Statement if and to the extent that such information shall have become false or misleading in any material respect; and

                  7.13.5 ICSL and CNS shall promptly furnish to each other all information, and take such other actions as may reasonably be requested in connection with any action by either of them in furtherance of the provisions of this Section 7.13.

         7.14     PUBLIC ANNOUNCEMENTS.

         ICSL, CSL, CNS and Acquisition Sub will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transactions, including the Merger, and shall not issue any such press release or make any such public statement prior to such

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consultation, except as may be required by applicable Law or court process.
Unless in the opinion of CNS's counsel such disclosure is required by law, neither CNS nor any CNS Subsidiary shall issue any public announcement regarding this Agreement or the Transactions without the prior written consent of ICSL, and in any event, CNS shall provide a copy of any such public disclosure to ICSL prior to its dissemination. Unless, in the opinion of the ICSL's counsel such disclosure is required by Law, neither ICSL nor CSL shall issue any public announcement regarding this Agreement or the Transactions without the prior written consent of CNS.

         7.15     CONFIDENTIALITY.

         As used herein, "CONFIDENTIAL INFORMATION" means any information or data that a party has acquired from another party that is confidential or not otherwise available to the public, whether oral or written, including without limitation any analyses, computations, studies or other documents prepared from such information or data by or for the directors, officers, employees, agents or representatives of such party (collectively, the "REPRESENTATIVES"), but excluding information or data which (a) became available to the public other than as a result of such party's violation of this Agreement, (b) became available to such party from a source other than the other party if that source was not bound by a confidentiality agreement with such other party and such source lawfully obtained such information or data, or (c) is required to be disclosed by applicable law, provided that promptly after being compelled to disclose any such information or data, the party being so compelled shall provide notice thereof to the other party so that such other party may seek a protective order or other appropriate remedy. Each party covenants and agrees that it and its Representatives shall keep confidential and shall not disclose any Confidential Information, except to its Representatives and lenders who need to know such information and agree to keep it confidential. Each party shall be responsible for any breach of this provision by its Representatives. In the event that the Closing does not occur, each party will promptly return to the other all copies of such other party's Confidential Information. The obligations of this Section 7.15 shall survive the Closing or earlier termination of this Agreement.

         7.16     CNS VOTING AGREEMENT.

         Certain stockholders of CNS shall have executed and delivered a Voting Agreement substantially in the form attached hereto as EXHIBIT 7.16 (the "CNS VOTING AGREEMENT").

         7.17     CSL VOTING AGREEMENT.

         Certain stockholders of ICSL shall have executed and delivered a Voting Agreement substantially in the form attached hereto as EXHIBIT 7.17 (the "CSL VOTING AGREEMENT").

         7.18     ESCROW AGREEMENT.

         ICSL, CNS and Hinckley, Allen & Snyder LLP, as Escrow Agent, shall have executed and delivered an Escrow Agreement substantially in the form attached hereto as EXHIBIT 7.18 (the "ESCROW AGREEMENT").

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             ARTICLE 8 - CONDITIONS TO ICSL'S AND CSL'S OBLIGATIONS

         The obligation of CSL and ICSL to consummate the transactions contemplated hereby is subject to the satisfaction, on or before the Closing Date, of the following conditions each of which may be waived by ICSL in its sole discretion:

         8.1      REPRESENTATIONS AND WARRANTIES TRUE.

         All of the representations and warranties of CNS, Acquisition Sub contained in this Agreement or in any Exhibits or Schedules or other documents attached hereto or referred to herein or delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct all material respects (except to the extent already qualified by materiality (including a Material Adverse Change qualification), in which case those representations and warranties shall be true and correct in all respect, on and as of the date hereof and on and as of the Closing Date, as if made on and as of the Closing Date (other than representations and warranties that address matters only as of a certain date, which shall be true and correct in all material respects). On the Closing Date, CNS and Acquisition Sub shall have executed and delivered to ICSL and CSL a certificate, in form and substance satisfactory to ICSL and CSL and its counsel, to such effect.

         8.2      PERFORMANCE.

         CNS and Acquisition Sub shall have performed and complied with all covenants and agreements contained herein required to be performed or complied with by them prior to or at the Closing Date. CNS shall have executed and delivered to ICSL and CSL a certificate, in form and substance satisfactory to ICSL and its counsel, to such effect and to the further effect that all of the conditions set forth in this Article 8 have been satisfied.

         8.3      OFFICERS AND DIRECTORS.

         CNS and its Board of Directors and stockholders shall have taken such action as is necessary to elect those persons as shall be mutually agreed prior to the Effective Time as members of the Board of Directors and as officer(s) of Newco, each to serve in accordance with the provisions of the Shareholders Agreement and the By-laws of Newco until his successor is duly elected and qualified.

         8.4      CONSENTS.

         CNS and Acquisition Sub shall have obtained all requisite approvals and consents of, and made all requisite filings with, all Governmental Authorities and third parties which are necessary to be obtained or made to (a) permit the valid execution, delivery and performance by CNS of this Agreement and the Transactions, and (b) prevent any Permit or agreement relating to the CNS Business from terminating prior to its scheduled termination as a result of the consummation of the Transactions. In addition, CNS and the Acquisition Sub shall have received or obtained all Permits from any Governmental Authority or any third party consents necessary as a result of the Transactions, and any appeal period with respect to the same shall have expired without an objection thereto having been filed.

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         8.5      FINANCIAL DUE DILIGENCE.

         ICSL shall have completed to its reasonable satisfaction a review of CNS's books and records and the accountant's work papers prepared in connection with the CNS Financial Statements.

         8.6      NO ACTIONS, SUITS OR PROCEEDINGS.

         As of the Closing Date, no action, suit, investigation or proceeding brought by any Governmental Authority shall be pending or, to the Knowledge of the parties to this Agreement, threatened, before any Governmental Authority (a) to restrain, prohibit, restrict or delay, or to obtain damages or a discovery order in respect of this Agreement or the consummation of the of the Transactions, (b) which has resulted or may result in a Material Adverse Change with respect to CNS or any CNS Subsidiary or (c) which has or may adversely affect the operation of the CNS Business or has or may result in the imposition of liability on CNS or any CNS Subsidiary. No order, decree or judgment of any Governmental Authority shall have been issued and remain in effect at the Closing restraining, prohibiting, restricting or delaying the consummation of the Transactions. No insolvency proceeding of any character including, without limitation, bankruptcy, receivership, reorganization, dissolution or arrangement with creditors, voluntary or involuntary, affecting CNS or any CNS Subsidiary shall be pending, and neither CNS nor any CNS Subsidiary shall have taken any action in contemplation of, or which would constitute the basis for, the institution of any such proceedings.

         8.7      OPINION OF COUNSEL.

         ICSL and CSL shall have received from Proskauer Rose LLP, an opinion dated as of the Closing Date in form reasonably acceptable to ICSL and CSL, as to the matters set forth in EXHIBIT 8.7 hereto.

         8.8      ACCOUNTANTS.

         CSL shall have received from CNS's independent public accountants, a certificate or letter, dated the Closing Date, to the effect that such accountants will, to the extent such consent is required, consent to the inclusion or incorporation of its report on the audited financial statements of CNS for the years ended December 31, 1998, 1999 and 2000 in any SEC Filing required in connection with this Agreement, the Merger, the Transactions and ICSL's ownership of the New Common Stock, subject to such accountants normal due diligence procedures for such a consent. The cost of obtaining any such certificate shall be borne solely by ICSL.

         8.9      APPROVAL OF ICSL AND ITS COUNSEL.

         All actions, proceedings, consents, instruments and documents required to be delivered by, or at the behest or direction of, CNS hereunder or incident to its performance hereunder, and all other related matters, shall be reasonably satisfactory as to form and substance to ICSL and its counsel.

         8.10     CLOSING DOCUMENTS.

         CNS shall have delivered all of the resolutions, certificates, documents and instruments required by this Agreement, including without limitation:

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                  8.10.1 Resolutions of the Boards of Directors and stockholders of CNS, certified by the Secretary of CNS, and other evidence satisfactory to ICSL that the requisite consent of the Board of Directors and the CNS Stockholders has been obtained.

                  8.10.2 Certificates of Good Standing with respect to CNS and any CNS Subsidiary issued by the Secretary of State of its state of incorporation and of any state where it is qualified to do business as a foreign corporation;

                  8.10.3 Copies of the charter documents and By-laws of CNS and any CNS Subsidiary as in effect on the date hereof, certified by the Secretary of State of its state of incorporation and by the Secretary of CNS;

                  8.10.4 Copies of the Amended Certificate certified by the Secretary of the State of Delaware and the By-laws as amended as set forth in
Section 1.3 hereof, certified by the Secretary of CNS;

                  8.10.5 Resignations of all officers and directors of CNS and any CNS Subsidiary effective as of the Effective Time; and

                  8.10.6 Certificate of the Chief Financial Officer of CNS, certifying as to (a) CNS Cash-on-Hand, and (b) CNS Debt, each as of the Closing Date.

         8.11     MINIMUM CASH-ON-HAND.

         On the Closing Date, CNS and the CNS Subsidiaries shall have combined Cash-on-Hand that together with the New Investment shall equal not less than $4.0 million.

         8.12     CONVERTIBLE DEBT.

         CNS shall have entered into the Note Purchase Agreement for the purchase from CNS (the "NEW INVESTMENT") of Convertible Notes in an original principal amount that together with the Cash-on-Hand as of the Closing Date shall equal not less than $4.0 million, and all conditions precedent to the consummation of the transactions contemplated thereby, other than the Merger, shall have been satisfied.

         8.13     INTENTIONALLY BLANK.

         8.14     CNS PREFERRED STOCK DIVIDEND.

         The CNS Preferred Stockholders shall have received the CNS Preferred Stock Dividend in shares of CNS Common Stock prior to the Effective Time.

         8.15     FILING OF AMENDED CERTIFICATE.

         CNS shall have caused to be filed the Amended Certificate in the form attached hereto as EXHIBIT 8.15 with the Secretary of the State of Delaware and the Amended Certificate shall have become effective.

    ARTICLE 9 - CONDITIONS TO CNS'S AND ACQUISITION SUB'S OBLIGATION TO CLOSE

         The obligation of CNS and Acquisition Sub to consummate the transactions contemplated hereby is subject to the satisfaction, on or before the Closing Date, of the following conditions, each of which may be waived by CNS in its sole discretion:

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         9.1      REPRESENTATIONS AND WARRANTIES TRUE.

         All of the representations and warranties of ICSL and CSL contained in this Agreement or in any Exhibits or Schedules or other documents attached hereto or referred to herein or delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects (except to the extent already qualified by materiality (including a Material Adverse Change qualification)) in which case those representations and warranties shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date, as if made on and as of the Closing Date (other than representations and warranties that address matters only as of a certain date, which shall be true and correct in all material respects). On the Closing Date, ICSL and CSL shall have executed and delivered to CNS a certificate, in form and substance satisfactory to CNS and its counsel, to such effect.

         9.2      PERFORMANCE.

         ICSL and CSL shall have performed and complied with all covenants and agreements contained herein required to be performed or complied with by them prior to or at the Closing Date. ICSL and CSL shall have executed and delivered to CNS a certificate in form and substance satisfactory to CNS and its counsel to such effect and to the further effect that all of the conditions set forth in this Article 9 have been satisfied.

         9.3      CONSENTS.

         ICSL and CSL shall have obtained all requisite approvals and consents of, and made all requisite filings with, all Governmental Authorities and third parties which are necessary to be obtained or made to (a) permit the valid execution, delivery and performance by ICSL and CSL of this Agreement and the Transactions, and (b) prevent any Permit or agreement relating to the CSL Business from terminating prior to its scheduled termination as a result of the consummation of the Transactions. In addition, ICSL and CSL shall have received or obtained all Permits from any Governmental Authority or any third party consents necessary as a result of the Transactions, and any appeal period with respect to the same shall have expired without an objection thereto having been filed.

         9.4      FINANCIAL DUE DILIGENCE.

         CNS shall have completed to its reasonable satisfaction a review of CSL's books and records and the accountant's work papers prepared in connection with the CSL Financial Statements.

         9.5      NO ACTIONS, SUITS OR PROCEEDINGS.

         As of the Closing Date, no action, suit, investigation or proceeding brought by any Governmental Authority shall be pending or, to the Knowledge of the parties to this Agreement, threatened, before any Governmental Authority (a) to restrain, prohibit, restrict or delay, or to obtain damages or a discovery order in respect of this Agreement or the consummation of the Transaction, (b) which has resulted or may result in a Material Adverse Change with respect to ICSL, CSL or any CSL Subsidiary (c) which may adversely effect the operation of the business of ICSL, CSL or any CSL Subsidiary or has or may result in the imposition of liability on ICSL, CSL or any CSL Subsidiary. No order, decree or judgment of any Governmental Authority shall have been issued and

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remain in effect at the Closing restraining, prohibiting, restricting or delaying the consummation of the Transactions. No insolvency proceeding of any character including without limitation, bankruptcy, receivership, reorganization, dissolution or arrangement with creditors, voluntary or involuntary, affecting ICSL, CSL or any CSL Subsidiary shall be pending, and neither ICSL, CSL, any CSL Subsidiary shall have taken any action in contemplation of, or which would constitute the basis for, the institution of any such proceedings.

         9.6      OPINION OF COUNSEL.

         CNS shall have received from Hinckley, Allen & Snyder LLP, an opinion dated as of the Closing Date in form reasonably acceptable to CNS, as to the matters set forth in EXHIBIT 9.6 hereto.

         9.7      APPROVAL OF CNS AND ITS COUNSEL.

         All actions, proceedings, consents, instruments and documents required to be delivered by, or at the behest or direction of, ICSL and CSL hereunder or incident to their performance hereunder, and all other related matters, shall be reasonably satisfactory as to form and substance to CNS and its counsel.

         9.8      CLOSING DOCUMENTS.

         ICSL and CSL shall have delivered all of the resolutions, certificates, documents and instruments required by this Agreement, including without limitation:

                  9.8.1 Resolutions of the Boards of Directors and stockholders of ICSL and CSL, certified by the Secretary of ICSL and CSL, and other evidence satisfactory to CNS that the requisite consent of the Board of Directors and stockholders of each of ICSL and CSL has been obtained;

                  9.8.2 Certificates of Good Standing with respect to ICSL and CSL and any CSL Subsidiaries issued by the Secretary of State of its state of incorporation and of any state where it is qualified to do business as a foreign corporation;

                  9.8.3 Copies of the charter documents and By-laws of ICSL and CSL and any CSL Subsidiaries certified, as in effect on the date hereof, by the Secretary of State of its state of incorporation and by the Secretary of each of ICSL and CSL;

                  9.8.4 Resignations of all officers and directors of CSL effective as of the Effective Time; and

                  9.8.5 Certificate of the Chief Financial Officer of CSL, certifying as to (a) CSL Cash-on-Hand, and (b) CSL Debt, each as of the Closing Date.

         9.9      CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS.

         CNS shall have received from ICSL's independent public accountants, a certificate or letter, dated the Closing Date, to the effect that such accountants will, to the extent such consent is required, consent to the inclusion or incorporation of its report on the audited financial statements of ICSL for the years ended January 31, 1999, 2000 and 2001 in any SEC Filing required in connection with this Agreement, the Merger, the Transactions and ICSL's ownership of the New Common Stock, subject to such accountants normal due diligence procedures for such a consent. The cost of obtaining any such certificate shall be borne solely by ICSL.

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         9.10     TARGUM NOTE.

         The Targum Note shall have been executed and delivered by the parties thereto and shall remain in full force and effect; and neither ICSL nor CSL shall have any other liability (fixed or contingent) or obligations to Targum other than as expressly set forth in the Targum Note or in connection with his continuing employment.

                         ARTICLE 10 - MUTUAL CONDITIONS

         The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

         10.1     NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY.

         No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Transactions shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority, which prohibits, restricts or makes illegal the consummation of the Transactions.

         10.2     SHAREHOLDERS AGREEMENT.

         Each of ICSL, the holders of CNS Stock and Convertible Notes and CNS shall have executed and delivered the Amended and Restated Shareholders Agreement in the form attached hereto as EXHIBIT 10.2 (the "SHAREHOLDERS AGREEMENT").

         10.3     LEGENDS.

         Certificates representing New Stock to be issued hereunder shall bear the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO, OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

         10.4     TAX TREATMENT.

         ICSL, CSL, CNS, Acquisition Sub shall use their respective best efforts to cause the Merger to qualify as a reorganization under the provisions of
Section 368(a) of the Code. All parties hereto agree to file the Merger Agreement with their respective federal income tax returns for the year in which the Merger is effective, and to comply with the reporting requirements of Treasury Regulation Section 1.368-3.

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         10.5     FAIRNESS OPINION.

         ICSL shall have received the written opinion of Shields & Company, Inc. addressed to the Board of Directors of ICSL prior to the Closing to the effect that, as of the date of such opinion, the CSL Merger Consideration is fair from a financial point of view to ICSL and its stockholders, and as of the Closing Date, such opinion shall not have been withdrawn.

         10.6     STOCKHOLDER APPROVAL.

         If required by Law, ICSL shall have complied with Regulation 14A or 14C under the Exchange Act and shall have obtained the approval of the holders of the requisite number of shares of ICSL Common Stock.

         10.7     INVESTOR RIGHTS AGREEMENT.

         CNS and ICSL and certain CNS stockholders and noteholders shall have entered into an Amended and Restated Investor Rights Agreement, in the form attached hereto as EXHIBIT 10.7 (the "INVESTOR RIGHTS AGREEMENT").

         10.8     MODIFICATION OF CSL DEBT.

         ICSL and CSL shall have (a) entered into a definitive agreement for the replacement of the AbleCo Facility or (b) entered into a definitive amendment to the AbleCo Facility, in either case, on terms reasonably satisfactory to CSL and CNS (the "REPLACEMENT FACILITY").

         10.9     EMPLOYMENT AGREEMENT.

         Newco and Gary S. Gillheeney shall have executed and delivered an employment agreement on terms and conditions mutually satisfactory to each party (the "GILLHEENEY EMPLOYMENT AGREEMENT").

                              ARTICLE 11 - SURVIVAL

         Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties (a) in Article 3 made by any of CNS and any CNS Subsidiary and (b) in Article 4 made by any of ICSL, CSL and any CSL Subsidiary, shall survive the Closing or the termination of this Agreement until the date that is one year after the Closing Date; PROVIDED, HOWEVER, that the representations and warranties in Sections 3.22 and 4.22 (with respect to Taxes), shall survive until the expiration of the applicable statute of limitations, and Section 3.3 (with respect to the issuance of shares of New Common Stock to ICSL), shall survive indefinitely and Section 7.1B (with respect to the provision of financial information to ICSL) shall survive until ICSL is no longer a stockholder of Newco (the last day of the survival period specified for each covenant, agreement, representation and warranty specified in clauses
(a) and (b) above is referred to herein as the "SURVIVAL DATE"). Except as otherwise set forth in this Article 11, no representation, warranty, covenant or agreement of the parties set forth in this Agreement or any of the rights and remedies of the other party for any one or more breach thereof shall survive subsequent to the date that is one year after the Closing Date.

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                          ARTICLE 12 - INDEMNIFICATION

         12.1     DEFINITIONS.

         As used in this Agreement, the following terms shall have the following meanings:

                  12.1.1 "CNS INDEMNIFIED PERSONS" shall mean CNS, Acquisition Sub and the Surviving Corporation and their respective Affiliates, successors and assigns, and their respective officers and directors.

                  12.1.2 "CNS LOSSES" shall mean any and all losses, claims, shortages, damages, liabilities, expenses (including reasonable actual attorneys' and accountants' fees), assessments, tax deficiencies and taxes (including interest or penalties thereon) sustained, suffered or incurred by any CNS Indemnified Person arising from or in connection with any such matter which is the subject of indemnification under Section 12.2(a) hereof, offset by any net tax benefit to the CNS Indemnified Person so affected.

                  12.1.3 "ESCROWED SHARES" shall mean the number of shares of New Common Stock equal to the quotient of $4,000,000 divided by the CNS Per Share Value, rounded up or down to the nearest whole number.

                  12.1.4 "EVENT OF CNS INDEMNIFICATION" shall mean and include the following:

                         (a)  the inaccuracy or breach of any representation or
warranty of ICSL contained herein, or in the CSL Disclosure Schedule, any Exhibit hereto or any certificate delivered in connection herewith at or before the Effective Time; or

                         (b)  breach of any agreement or covenant of ICSL
contained in this Agreement (including the CSL Disclosure Schedule and the Exhibits attached hereto); or

                         (c)  the assertion of any claim, demand, liability or
obligation against ICSL, CSL, CNS Acquisition Sub or the Surviving Corporation arising from or in connection with (i) any action or inaction of ICSL in connection with the action of the stockholders of ICSL required to approve the transactions contemplated by this Agreement, or (ii) any assertion by any stockholder of ICSL of any impropriety with respect to any actions or transactions of or involving ICSL prior to or at the Effective Time (including, without limitation, the actions and transactions contemplated by this Agreement); or

                         (d)  the assertion of any claim, demand, liability or
obligation against any CNS Indemnified Person, arising from or in connection with any of the items set forth on SCHEDULE 12.1.4 attached hereto.

                  12.1.5 "EVENT OF INDEMNIFICATION" shall mean any Event of CNS Indemnification or Event of ICSL Indemnification, as the case may be.

                  12.1.6 "EVENT OF ICSL INDEMNIFICATION" shall mean and include the following:

                         (a)  the inaccuracy or breach of any representation or
warranty of CNS or Acquisition Sub in the CNS Disclosure Schedule and any Exhibit hereto or any certificate delivered in connection herewith at or before the Effective Time; or

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

                         (b)  the breach of any agreement or covenant of CNS or
the Acquisition Sub contained in this Agreement (including the CNS Disclosure Letter and the Exhibits attached hereto).

                         (c)  the assertion of any claim, demand, liability or
obligation against ICSL, CSL, CNS, Acquisition Sub or the Surviving Corporation arising from or in connection with (i) any action or inaction of CNS and Acquisition Sub in connection with the action of the stockholders of CNS or Acquisition Sub required to approve the transactions contemplated by this Agreement, or (ii) any assertion by any stockholder of CNS or Acquisition Sub of any impropriety with respect to any actions or transactions of or involving CNS or Acquisition Sub prior to or at the Effective Time (including, without limitation, the actions and transactions contemplated by this Agreement).

                  12.1.7 "INDEMNIFIED PERSONS" shall mean the CNS Indemnified Persons or the ICSL Indemnified Persons, as the case may be.

                  12.1.8 "INDEMNIFYING PERSONS" shall mean CNS or ICSL, as the case may be.

                  12.1.9 "LOSSES" shall mean the CNS Losses or the ICSL Losses, as the case may be.

                  12.1.10 "MARKET VALUE" shall be measured in any case as of the date of payment with respect to any claim for indemnification made under Section
12.4 hereof and shall mean (i) the CNS Per Share Value or (ii) if CNS consummates any transaction after the Closing Date pursuant to which CNS issues securities valued at no less than $10,000,000 (10% of which shall have been issued to a Person or Persons not Affiliates of ICSL, CNS or the Surviving Corporation) the value per CNS Common Stock Equivalent paid or implied in connection with any such transaction or (iii) if the shares of New Common Stock are traded on any national or regional stock exchange or the Nasdaq Stock Market, the average of the daily closing prices for a share of such New Common Stock on the 20 consecutive trading days immediately before the date of determination of such Market Value.

                  12.1.11 "ICSL INDEMNIFIED PERSONS" shall mean ICSL and its respective Affiliates, successors and assigns (but excluding CNS and the Surviving Corporation).

                  12.1.12 "ICSL LOSSES" shall mean any and all losses, claims, shortages, damages, liabilities, expenses (including reasonable actual attorneys' and accountants' fees), assessments, tax deficiencies and taxes (including interest or penalties thereon sustained, suffered or incurred by Newco, any CNS Subsidiary or any ICSL Indemnified Person arising from or in connection with any matter which is the subject of indemnification under Section
12.2.2 hereof, offset by any net tax benefit to the ICSL Indemnified Persons so affected.

         12.2     INDEMNIFICATION GENERALLY; ETC.

                  12.2.1 ICSL shall indemnify the CNS Indemnified Persons for, and hold each of them harmless from and against, any and all CNS Losses arising from or in connection with any Event of CNS Indemnification, up to that amount constituting the

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Escrow Fund (which shall initially be the Escrowed Shares), which indemnification pursuant to this Section 12.2.1 shall be effected solely in accordance with the terms and provisions of the Escrow Agreement and shall be subject to the qualifications and limitations set forth therein. In connection therewith, ICSL shall have no liability to the CNS Indemnified Persons in respect of CNS Losses arising from or in connection with any Event of CNS Indemnification over and above the amounts from time to time representing the Escrow Fund and the CNS Indemnified Persons, and each of them, shall look for indemnification in respect of any such claim under this Section 12.2.1 solely to the Escrow Fund in accordance with the terms and provisions of the Escrow Agreement; PROVIDED, HOWEVER, that ICSL may, it its sole discretion, elect to substitute United States Dollars in lieu of shares of New Common Stock for the payment of any indemnification obligation arising hereunder, and the Escrow Agent shall, upon such payment in United States Dollars to the CNS Indemnified Persons, deliver to ICSL from the Escrowed Shares, such number of shares of New Common Stock as otherwise would have been deliverable to the CNS Indemnified Person entitled to such indemnification.

                  12.2.2 CNS hereby agrees to indemnify the ICSL Indemnified Persons for, and hold each of them harmless from and against, any and all ICSL Losses arising from or in connection with any Event of ICSL Indemnification, which indemnification pursuant to this Section 12.2.2 shall be effected solely in accordance with Section 12.3 hereof by the issuance of additional shares of New Common Stock to ICSL; PROVIDED, HOWEVER, that CNS may, in its sole discretion, elect to substitute United States Dollars in lieu of shares of New Common Stock for the payment of any indemnification obligation arising hereunder.

         12.3     LIMITATIONS ON INDEMNIFICATION.

         Notwithstanding anything herein to the contrary:

                  12.3.1 (a) the CNS Indemnified Persons shall not have the right to be indemnified pursuant to Section 12.2.1 hereof unless and until the CNS Indemnified Persons have incurred on a cumulative basis since the Effective Date aggregate CNS Losses in an amount not less than $100,000; and

                         (b) any claim by a CNS Indemnified Person for
indemnification pursuant to Section 12.2.1 shall be settled in shares of New Common Stock comprising the Escrow Fund, each share of which shall be valued at the Market Value, pursuant to the Escrow Agreement or cash in lieu thereof as contemplated by Section 12.2; and

                         (c) ICSL shall have no liability to the CNS Indemnified
Persons in respect of CNS Losses arising from or in connection with any events of CNS Indemnification over and above $4,000,000; and

                  12.3.2 (a) the ICSL Indemnified Persons shall not have the right to be indemnified pursuant to Section 12.2.2 hereof unless and until the ICSL Indemnified Persons have incurred on a cumulative basis since the Effective Date aggregate ICSL Losses in an amount not less than $100,000; and

                         (b) any claim with respect to an Event of ICSL
Indemnification shall be settled solely in New Common Stock, each share of which shall be valued at the Market Value or cash in lieu thereof as contemplated by
Section 12.2; and

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                         (c) CNS shall have no liability to the ICSL Indemnified
Persons in respect of ICSL Losses arising from or in connection with any Events of ICSL Indemnification over and above $2,000,000.

         12.4     LIMITATIONS ON INDEMNIFICATION.

         No claim shall be made for indemnification under Section 12.2 hereof unless the Indemnified Persons or any one of them, at any time prior to the applicable Survival Date, shall deliver to the Indemnifying Persons (a) written notice of the existence of any such claim, specifying in reasonable detail the nature and basis of such claim and the amount thereof, to the extent known or
(b) written notice pursuant to Section 12.5 of any Third Party Claim, the existence of which might give rise to such a claim. Upon the giving of such written notice as aforesaid, the Indemnified Persons, or any of them, shall have the right to commence legal proceedings subsequent to the Survival Date for the enforcement of their rights under Section 12.2 hereof.

         12.5     NOTICE AND DEFENSE OF THIRD PARTY CLAIMS.

         The obligations and liabilities of an Indemnifying Person with respect to Losses resulting from the assertion of liability by third parties (each, a "THIRD PARTY CLAIM") shall be subject to the following terms and conditions:

                  12.5.1 The Indemnified Persons shall promptly (and, in any event, within five Business Days) give written notice to the Indemnifying Persons of any Third Party Claim which might give rise to any Loss by the Indemnified Persons, stating the nature and basis of such Third Party Claim, and the amount thereof to the extent known. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including, without limitation, any summons, complaint or other pleading which may have been served, any written demand or any other document or instrument.

                  12.5.2 If the Indemnifying Persons shall acknowledge in a writing delivered to the Indemnified Persons that the Indemnifying Persons shall be obligated under the terms of their indemnification obligations hereunder in connection with such Third Party Claim, then the Indemnifying Persons shall have the right to assume the defense of any Third Party Claim at their own expense and by their own counsel, which counsel shall be reasonably satisfactory to the Indemnified Persons; PROVIDED, HOWEVER, that the Indemnifying Persons shall not have the right to assume the defense of any Third Party Claim, notwithstanding the giving of such written acknowledgment, if (a) the Indemnified Persons shall have been advised by counsel that there are one or more legal or equitable defenses available to them which are different from or in addition to those available to the Indemnifying Persons, and, in the reasonable opinion of the Indemnified Persons, counsel for the Indemnifying Persons could not adequately represent the interests of the Indemnified Persons because such interests could be in conflict with those of the Indemnifying Persons or (b) such action or proceeding involves, or could have a material effect on, any material matter beyond the scope of the indemnification obligation of the Indemnifying Persons.

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                  12.5.3 If the Indemnifying Persons shall assume the defense of a Third Party Claim (under circumstances in which the proviso to the first sentence of Section 12.5.2 is not applicable), the Indemnifying Persons shall not be responsible for any legal or other defense costs subsequently incurred by the Indemnified Persons in connection with the defense thereof. If the Indemnifying Persons do not exercise their right to assume the defense of a Third Party Claim by giving the written acknowledgment referred to in Section 12.5.2, or are otherwise restricted from so assuming by the proviso to the first sentence of Section 12.5.2, the Indemnifying Persons shall nevertheless be entitled to participate in such defense with their own counsel and at their own expense; and in any such case, the Indemnified Persons shall assume the defense of the Third Party Claim, which counsel shall be reasonably satisfactory to the Indemnifying Persons, and shall act reasonably and in accordance with their good faith business judgment and shall not effect any settlement without the consent of the Indemnifying Persons, which consent shall not unreasonably be withheld or delayed. The Indemnifying Persons and the Indemnified Persons shall make available to each other and their counsel and accountants all books and records and information relating to any Third Party Claim, keep each other fully apprised as to the details and progress of all proceedings relating thereto and render to each other such assistance as may be reasonably required to ensure the proper and adequate defense of any and all Third Party Claims.

                  12.5.4 If the Indemnifying Persons exercise their right to assume the defense of a Third Party Claim, they shall not make any settlement of any claims without the written consent of the Indemnified Persons, which consent shall not to unreasonably withheld; PROVIDED, HOWEVER, that in the event the Indemnifying Persons shall propose the settlement of any claim which is capable of settlement by the payment of money and shall demonstrate to the reasonable satisfaction of the Indemnified Persons the ability to pay such amount, and the Indemnified Persons shall not consent thereto within 20 days after the receipt of written notice thereof, any Losses incurred by the Indemnified Persons in excess of such proposed settlement shall be at the sole expense of the Indemnified Persons.

         12.6     REMEDIES EXCLUSIVE.

         The remedies provided for in this Section 12 shall be the exclusive remedies of the Indemnified Persons in connection with any claim, demand, loss, liability or obligation arising under this Agreement or in connection with the transactions contemplated hereby; PROVIDED, HOWEVER, that nothing in this
Section 12.6 shall be construed to limit in any way the rights and benefits of, or the remedies available to, any party to this Agreement, if any, under or in respect of the Investor Rights Agreement, the Shareholders Agreement or the Gillheeney Employment Agreement.

                            ARTICLE 13 - TERMINATION

         13.1     TERMINATION.

                  13.1.1 This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing:

                  (a) By mutual written consent duly authorized by the Board of Directors of ICSL, CSL and CNS;

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                  (b)    By ICSL and CSL or CNS if any Governmental Authority of
competent jurisdiction shall have issued an order, decree or ruling, or taken any other action, permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, provided that no termination shall be permitted under this paragraph unless the party seeking such termination shall have used its reasonable best efforts to oppose such issuance or taking;

                  (c) By ICSL or CNS, on or after December 31, 2001 (the "TERMINATION DATE"), PROVIDED, that if the Proxy Statement or Information Statement has been filed with the SEC in preliminary form and such preliminary Proxy Statement or Information Statement is under review by the SEC for a period that exceeds 10 days, the Termination Date shall be extended by the number of days in excess of such 10 day period; PROVIDED, FURTHER, that the Termination Date may be extended by mutual agreement of the parties; or

                  (d) By ICSL and CSL, upon a vote at a duly held stockholders meeting to obtain ICSL stockholder approval, such approval is not obtained.

                  13.1.2 This Agreement may be terminated by CNS:

                  (a) if ICSL or CSL commits any material breach of its representations, warranties, agreements or covenants set forth herein and such breach has not been cured within ten (10) days after notice is given to terminate this Agreement as a result of such breach; or

                  (b) if ICSL refuses to consummate the Merger for any reason other than the failure of a condition to Closing set forth in Article 8 or
Article 10.

                  13.1.3   This Agreement may be terminated by ICSL:

                  (a) if CNS commits any material breach of its representations, warranties, agreements or covenants set forth herein and such breach has not been cured within ten (10) days after notice is given to terminate this Agreement as a result of such breach; or

                  (b) if CNS refuses to consummate the Merger for any reason other than the failure of a condition to Closing set forth in Article 9 or Article 10.

                  13.1.4 Upon the occurrence of any of the events specified in this Section 13.1 (other than Section 13.1.1 hereof), written notice of such event shall forthwith be given to the other parties to this Agreement, whereupon this Agreement shall terminate and the Merger shall be abandoned. The right to terminate this Agreement pursuant to this Section 13.1 shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to such date.

         13.2     EFFECT OF TERMINATION.

         In the event of the termination of this Agreement and abandonment of the Merger pursuant to Section 13.1:

                  13.2.1 This Agreement, except for the provisions of Section
7.6 and Articles 11, 12, 13 and 14, shall forthwith become void and be of no effect, without any liability on the part of any party or its Affiliates, directors, officers or stockholders;

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provided that nothing in this Section 13.2.1 shall relieve any party to this
Agreement of liability for breach of this Agreement.

                  13.2.2 In the event that this Agreement is terminated prior to the Termination Date (a) pursuant to Section 13.1.1(d) and ICSL consummates a transaction whereby it sells all or substantially all of the assets or capital stock of CSL to a third party or merges with a third party at any time prior to March 31, 2002 or (b) pursuant to Section 13.1.2(b), ICSL shall pay on demand to CNS One Million Dollars ($1,000,000) by wire transfer of immediately available funds as full and complete liquidated damages, representing the parties best efforts estimate of the actual financial costs associated with the termination of this Agreement, it being understood that the actual costs associated with such termination will be difficult to ascertain.

                  13.2.3 In the event that this Agreement is terminated prior to the Termination Date (a) as a result of the failure of the stockholders of CNS to approve the Amended Charter and CNS consummates a transaction whereby it sells all or substantially all of its assets or capital stock to a third party or merges with a third party at any time prior to March 31, 2002 or (b) pursuant to Section 13.1.3(b), CNS shall pay on demand to ICSL One Million Dollars ($1,000,000) by wire transfer of immediately available funds as full and complete liquidated damages representing the parties best efforts estimate of the actual financial costs associated with the termination of this Agreement, it being understood that the actual costs associated with such termination will be difficult to ascertain.

                   13.2.4 Notwithstanding the provisions of Section 13.2.2 above, in the event that the Agreement is terminated as a result of a breach of
Section 7.9 hereof, the breaching party shall pay on demand to the non-breaching party Two Hundred Fifty Thousand Dollars ($250,000) as liquidated damages.

                           ARTICLE 14 - MISCELLANEOUS

               14.1        CERTAIN DEFINITIONS.

               As used in this Agreement, the following terms shall have the respective meanings set forth below:

         "ABLECO FACILITY" means that certain Financing Agreement dated September 19, 2000 with AbleCo Finance, LLC.

         "ACQUISITION SUB" has the meaning provided in the preamble to this Agreement.

         "ACQUISITION SUB STOCK" means the common stock, par value $.01 per share, of Acquisition Sub.

         "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

         "AGREEMENT" means this Agreement and Plan of Merger.

         "ALTERNATIVE TRANSACTION" has the meaning provided in Section 7.9.

         "AMENDED CERTIFICATE" has the meaning provided in the preamble to this Agreement.

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

         "ANCILLARY AGREEMENTS" means the Investor Rights Agreement, the Shareholders Agreement, CNS Voting Agreement, CSL Voting Agreement, Gillheeney Employment Agreement and Escrow Agreement.

         "AUDITED CNS FINANCIALS" has the meaning provided in Section 3.6.

         "AUDITED CSL FINANCIALS" has the meaning provided in Section 4.6.

         "BUSINESS DAY" means any day other than Saturday, Sunday, any Federal holiday or any other day on which the United States Postal Service does not deliver mail.

         "CERTIFICATE OF MERGER" has the meaning provided in Section 1.1.

         "CLAIM" means liability, claim, assessment, security interest, lien, restriction, encumbrance, or right, title or interest in others.

         "CLIA" means the Clinical Laboratory Improvement Amendments, Pub. L. 100-578, 102 Stat. 2903, 42 U.S.C.Section 263a, enacted in 1988, and the regulations promulgated thereunder.

         "CLOSING" has the meaning provided in Section 2.1.

         "CLOSING DATE" means the date on which the Closing occurs.

         "CNS" has the meaning provided in the preamble to this Agreement.

         "CNS BALANCE SHEET" has the meaning provided in Section 3.6.

         "CNS BALANCE SHEET DATE" has the meaning provided in Section 3.8.

         "CNS BUSINESS" has the meaning provided in the preamble to this Agreement.

         "CNS CASH-ON-HAND" means all cash and cash equivalents of CNS and CNS Subsidiaries determined on a consolidated basis in accordance with GAAP less the amount of the Psilos Fees as certified by the Chief Financial Officer of CNS.

         "CNS COMMON EQUITY VALUE" has the meaning provided in Section 1.5.1.

         "CNS COMMON STOCK" has the meaning provided in the preamble to this Agreement.

         "CNS COMMON STOCK EQUIVALENTS" has the meaning provided in Section
1.5.1.

         "CNS CONTRACT" has the meaning provided in Section 3.14.1.

         "CNS DEBT" means any obligation (other than the Convertible Notes) of CNS and CNS Subsidiaries (on a consolidated basis) for the repayment of borrowed money (including, without limitation, fees, penalties and other obligations in respect thereof), whether or not evidenced by bonds, debentures, notes or other written instruments.

         "CNS DISCLOSURE SCHEDULE" means the Schedule referenced in Article 3 and attached hereto.

         "CNS ENVIRONMENTAL REPORT" has the meaning provided in Section 3.24.5.

         "CNS ERISA AFFILIATE" has the meaning provided in Section 3.19.1.

         "CNS FINANCIAL STATEMENTS" has the meaning provided in Section 3.6.

         "CNS INDEMNIFIED PERSONS" has the meaning provided in Section 12.1.

         "CNS KNOWLEDGE" means the Knowledge of CNS and all CNS Subsidiaries.

         "CNS LEASED PREMISES" has the meaning provided in Section 3.11.

         "CNS LEASES" has the meaning provided in Section 3.11.

         "CNS LOSSES" has the meaning provided in Section 12.1.2

         "CNS MATERIAL ADVERSE CHANGE" means a Material Adverse Change to CNS.

         "CNS MATERIAL ADVERSE EFFECT" means, any effect which results in a CNS Material Adverse Change.

         "CNS NET ENTERPRISE VALUE" has the meaning provided in Section 1.5.1.

         "CNS OPTION PLAN" has the meaning provided in Section 5.6.

         "CNS OPTIONS" means all outstanding options and warrants to purchase CNS Common Stock whether or not such options are currently vested.

         "CNS OWNED PREMISES" has the meaning provided in Section 3.11.

         "CNS PENSION PLANS" has the meaning provided in Section 3.19.1.

         "CNS PER SHARE VALUE" has the meaning provided in Section 1.5.1.

         "CNS PERMITS" has the meaning provided in Section 3.12.

         "CNS PLAN" has the meaning provided in Section 3.19.1.

         "CNS PREFERRED STOCK" has the meaning provided in the preamble to this Agreement.

         "CNS PREFERRED STOCK DIVIDEND" has the meaning provided in Section
1.5.1.

         "CNS PROPRIETARY ASSETS" has the meaning provided in Section 3.13.1.

         "CNS SHAREHOLDERS AGREEMENTS" has the meaning provided in Section 5.5.

         "CNS SOURCE" has the meaning provided in Section 3.18.2.

         "CNS STOCK" means CNS Common Stock and CNS Preferred Stock.

         "CNS SUBSIDIARY" has the meaning provided in Section 3.2.

         "CNS TANGIBLE PERSONAL PROPERTY" has the meaning provided in Section 3.10.

         "CNS VOTING AGREEMENT" has the meaning provided in Section 7.16.

         "CNS WELFARE PLANS" has the meaning provided in Section 3.19.1.

         "CODE" means the Internal Revenue Code of 1986, as amended to date.

         "CONFIDENTIAL INFORMATION" has the meaning provided in Section 7.15.

         "CONVERTIBLE NOTES" has the meaning provided in the preamble to this Agreement.

         "CONVERTIBLE PORTION OF THE TARGUM DEBT" means the lesser of the outstanding principal balance of the Targum Note at the Effective Time or $500,000, which amount is payable, at the option of CSL, by the issuance to Steven D. Targum of fully paid non-assessable shares of New Common Stock, but only to the extent that CSL elects to pay such amount with shares of New Common Stock.

         "CSL" has the meaning provided in the preamble to this Agreement.

         "CSL BALANCE SHEET" has the meaning provided in Section 4.6.

         "CSL BALANCE SHEET DATE" has the meaning provided in Section 4.8.

         "CSL BUSINESS" has the meaning provided in the preamble to this Agreement.

         "CSL CASH-ON-HAND" means all cash and cash equivalents of CSL and CSL Subsidiaries determined on a consolidated basis in accordance with GAAP as certified by the Chief Financial Officer of ICSL.

         "CSL CERTIFICATES" has the meaning provided in Section 1.6.1.

         "CSL COMMON STOCK" has the meaning provided in the preamble to this Agreement.

         "CSL CONTRACTS" has the meaning provided in Section 4.14.1.

         "CSL DEBT" means any obligation of CSL and CSL Subsidiaries determined on a consolidated basis in accordance with GAAP for the repayment of borrowed money (including, without limitation, fees, penalties and other obligations in respect thereof, but specifically excluding the Convertible Portion of the Targum Debt if and to the extent that CSL directs that shares of New Common Stock be delivered in satisfaction of such Convertible Portion of the Targum Debt as contemplated by Section 1.6.4 at the Effective Time), whether or not evidenced by bonds, debentures, notes or other written instruments including, but not limited to, Liabilities under the AbleCo Facility, as certified by the Chief Financial Officer of ICSL.

         "CSL DISCLOSURE SCHEDULE" means the schedule referenced in Article 4 and attached hereto.

         "CSL ENVIRONMENTAL REPORTS" has the meaning provided in Section 4.24.5.

         "CSL ERISA AFFILIATE" has the meaning provided in Section 4.19.1.

         "CSL FINANCIAL STATEMENTS" has the meaning provided in Section 4.6.

         "CSL KNOWLEDGE" means the Knowledge of CSL and all CSL Subsidiaries.

         "CSL LEASED PREMISES" has the meaning provided in Section 4.11.

         "CSL LEASES" has the meaning provided in Section 4.11.

         "CSL MATERIAL ADVERSE CHANGE" means a Material Adverse Change to CSL.

         "CSL MATERIAL ADVERSE EFFECT" means, any effect which results in a CSL Material Adverse Change.

         "CSL MERGER CONSIDERATION" means the number of shares of New Common Stock obtained by dividing CSL Net Enterprise Value by CNS Per Share Value.

         "CSL NET ENTERPRISE VALUE" has the meaning provided in Section 1.5.1.

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         "CSL OCCUPIED LEASED PREMISES" has the meaning provided in Section 4.1.

         "CSL OWNED PREMISES" has the meaning provided in Section 4.11.

         "CSL PENSION PLAN" has the meaning provided in Section 4.19.1.

         "CSL PERMITS" has the meaning provided in Section 4.12.

         "CSL PLAN" has the meaning provided in Section 4.19.1.

         "CSL PROPRIETARY ASSET" has the meaning provided in Section 4.13.1.

         "CSL SOURCES" has the meaning provided in Section 4.18.2.

         "CSL SUBSIDIARY" has the meaning provided in Section 4.2.

         "CSL TANGIBLE PERSONAL PROPERTY" has the meaning provided in Section 4.10.

         "CSL VOTING AGREEMENT" has the meaning provided in Section 7.17.

         "CSL WELFARE PLAN" has the meaning provided in Section 4.19.1.

         "DGCL" means the Delaware General Corporation Law.

         "DISCLOSURE SCHEDULES" means the CNS Disclosure Schedule and the CSL Disclosure Schedule.

         "DOCUMENTS" has the meaning provided in Section 14.3. "EFFECTIVE TIME" has the meaning provided in Section 1.1.

         "ENVIRONMENTAL CLAIM" has the meaning provided in Section 3.24.3.

         "ENVIRONMENTAL LAWS" means, collectively, the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act of 1976, the Hazardous Materials Transportation Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Emergency Planning and Community Right-to-Know Act or any other federal, state or local environmental law.

         "ERISA" has the meaning provided in Section 3.19.1.

         "ESCROW AGENT" has the meaning provided in the Escrow Agreement.

         "ESCROW AGREEMENT" has the meaning provided in Section 7.18.

         "ESCROW FUND" shall mean, at any time, the number of shares of New Common Stock then held by the Escrow Agent.

         "ESCROWED SHARES" has the meaning provided in Section 12.1.3

         "EVENT OF CNS INDEMNIFICATION" has the meaning provided in Section
12.1.4

         "EVENT OF ICSL INDEMNIFICATION" has the meaning provided in Section 12.1.6.

         "EVENT OF INDEMNIFICATION" has the meaning provided in Section 12.1.5.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

         "GAAP" means generally accepted accounting principles in the United States.

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         "GILLHEENEY EMPLOYMENT AGREEMENT" has the meaning provided in Section
10.9.

         "GOVERNMENTAL AUTHORITY" means any federal, state or municipal court and any other governmental or public department, commission, board, bureau, agency, authority or instrumentality, domestic or foreign.

         "HAZARDOUS SUBSTANCE" means any chemical, pollutant, contaminant, waste (including, without limitation, toxic, hazardous, infectious, sanitary, solid, radioactive and petroleum waste collectively, "WASTE"), toxic substance, hazardous substance, extremely hazardous substance, hazardous material, radioactive material, asbestos, oil and petroleum product, as such terms, or any similar terms, are or shall be used under any applicable laws relating to pollution or protection of the environment, natural resources or human health.

         "ICSL" has the meaning provided in the preamble to this Agreement.

         "ICSL COMMON STOCK" means the common stock of ICSL, par value $.01 per share.

         "ICSL COMMON STOCK EQUIVALENTS" means all ICSL Common Stock and any and all shares of ICSL Common Stock issuable pursuant to any and all rights, options, warrants, or convertible or exchangeable securities entitling the holder thereof to subscribe for or purchase or otherwise acquire shares of ICSL Common Stock or shares convertible into or exchangeable for ICSL Common Stock.

         "ICSL CONVERSION RATIO" means the quotient obtained by dividing the CSL Merger Consideration by the total number of ICSL Common Stock Equivalents outstanding immediately prior to the Closing.

         "ICSL INDEMNIFIED PERSON" has the meaning provided in Section 12.1.11

         "ICSL LOSSES" has the meaning provided in Section 12.1.12

         "ICSL OPTIONS" means those options to purchase ICSL Common Stock granted to those certain directors, officers and employees of ICSL who, at the Effective Time, will become directors, officers and employees of Newco, as more fully set forth on SCHEDULE 4.3.2 hereto.

         "ICSL REPLACEMENT OPTIONS" means those options granted by CNS to holders of ICSL Options pursuant to Section 1.5.4.

         "INDEMNIFIED PERSONS" has the meaning provided in Section 12.1.7

         "INDEMNIFYING PERSONS" has the meaning provided in Section 12.1.8

         "INFORMATION STATEMENT" has the meaning provided in Section 6.1.

         "INVESTOR RIGHTS AGREEMENT" has the meaning provided in Section 10.7.

         "IRS" means the Internal Revenue Service.

         "KNOWLEDGE" means as to CNS, ICSL or CSL, the actual knowledge of any person who constitutes an "EXECUTIVE OFFICER" of CNS, a CNS Subsidiary, ICSL, CSL or a CSL Subsidiary for purposes of the Securities Act (whether or not such company is subject to the Securities Act) and any knowledge which such CNS, CNS Subsidiary,

ICSL, CSL or CSL Subsidiary Executive Officer reasonably would have in the usual and prudent discharge of his or her duties.

         "LAW" means all federal, state, local and foreign laws, regulations, rules, ordinances, permits (including, without limitation, authorizations, approvals, registrations and licenses), administrative and other orders, judicial decisions or the like.

         "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "LOSSES" has the meaning provided in Section 12.1.9.

         "MARKET VALUE" has the meaning provided in Section 12.1.10.

         "MATERIAL ADVERSE CHANGE" means with respect to CSL or CNS, as appropriate, a material adverse change in the financial condition, results of operation, assets, liabilities or business of such corporation and its Subsidiaries, taken as a whole, or any change that would prevent or materially delay consummation of the Transactions or otherwise prevent such corporation and its Subsidiaries from performing their obligations under this Agreement and the Ancillary Agreements.

         "MERGER" has the meaning provided in the preamble to this Agreement.

         "NEW COMMON STOCK" means the common stock of Newco, par value $0.001 per share, after giving effect to the Amended Certificate.

         "NEW COMMON STOCK EQUIVALENTS" means all New Common Stock and any and all rights, options, warrants, or convertible or exchangeable securities entitling the holder thereof to subscribe for or purchase or otherwise acquire shares of New Common Stock or shares convertible into or exchangeable for New Common Stock following the Effective Time and the issuance of the Convertible Notes.

         "NEW INVESTMENT" shall have the meaning provided in Section 8.12 of this Agreement.

         "NEW PREFERRED STOCK" means the Series A Preferred Stock of Newco, par value $0.001 per share, after giving effect to the Amended Certificate.

         "NEW STOCK" means the New Common Stock and New Preferred Stock.

         "NEWCO" has the meaning provided in the preamble to this Agreement.

         "NEWCO INVESTORS" has the meaning provided in the preamble.

         "NOTE PURCHASE AGREEMENT" has the meaning provided in Section 5.2.

         "NOTE PURCHASE TERM SHEET" has the meaning provided in Section 5.2.

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "PERSON" means an individual, a partnership, a corporation, a firm, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a

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governmental entity (or any department, agency, or political subdivision thereof), or any other legally recognized entity.

         "PROPRIETARY ASSET" means any (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, mask work, mask work application, trade secret, know-how, confidential information, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) license or right to use or exploit any of the foregoing; PROVIDED, HOWEVER, that Proprietary Asset shall not include any pharmaceutical products (including any drug) licensed to or used by CSL or CNS or any of their respective Subsidiaries belonging to the sponsor of any clinical study or clinical research conducted by CSL or CNS or any of their respective Subsidiaries.

         "PROXY STATEMENT" has the meaning provided in Section 6.1.

         "PSILOS CONSULTING AGREEMENT" means that certain consulting agreement by and between Psilos Group Managers, LLC, a Delaware limited liability company, and CNS, dated March 26, 1999.

         "PSILOS FEE" means the consulting fee due to Psilos Group Managers LLC in connection with the transactions contemplated hereby.

         "REPLACEMENT FACILITY" has the meaning provided in Section 10.8.

         "REPLACEMENT OPTION RESERVE" has the meaning provided in Section 1.5.1

         "REPRESENTATIVES" has the meaning provided in Section 7.15.

         "SEC" means the Securities and Exchange Commission.

         "SEC FILING" means any registration statement or other voluntary or required filing pursuant to the Securities Act or the Exchange Act.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "SHAREHOLDERS AGREEMENT" has the meaning provided in Section 10.2.

         "SUBSIDIARY" means any corporation, partnership, limited liability company, association or other entity of any nature whatsoever which CSL or CNS, as the case may be, controls, either directly or indirectly.

         "SURVIVAL DATE" has the meaning provided in Article 11.

         "SURVIVING CORPORATION" has the meaning provided in Section 1.2.

         "TARGUM DEBT" means the unpaid principal balance as of the Effective Time of that certain indebtedness owed by CSL to Steven D. Targum evidenced by the Targum Note.

         "TARGUM NOTE" means that certain Amended and Restated Subordinated Promissory Note dated as of September 12, 2001 in the original principal amount of $2,000,000 payable by CSL to Steven D. Targum.

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         "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "TERMINATION DATE" has the meaning provided in Section 13.1.1(c).

         "TRANSACTIONS" has the meaning provided in the preamble to this Agreement.

         "TRANSFERRED EMPLOYEES" has the meaning provided in Section 5.1.

         "UNAUDITED CNS FINANCIALS" has the meaning provided in Section 3.6.

         "UNAUDITED CSL FINANCIALS" has the meaning provided in Section 4.6.

         14.2     NOTICES.

         All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission with a confirmatory copy by regular mail,
(iii) sent by recognized overnight courier or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.



         If to ICSL or CSL:

                  Innovative Clinical Solutions, Ltd.
                  10 Dorrance Street, Suite 400
                  Providence, Rhode Island 02903
                  Attn: Michael T. Heffernan, President and Chief Executive Officer
                  Facsimile telephone number:  401-831-6758


         With a copy to:

                  Hinckley, Allen & Snyder LLP
                  1500 Fleet Center
                  Providence, RI  02903
                  Facsimile telephone number: (401) 277-9600
                  Attn:  James P. Redding, Esq.; and
                         Margaret D. Farrell, Esq.


         If to CNS:

         Comprehensive Neuroscience, Inc.
         21 Bloomingdale Road
         White Plains, New York 10605

         Facsimile telephone number: (914) 682-6960
         Attn:  John Docherty, M.D., Chief Executive Officer


         With a copy to:

                  Proskauer Rose LLP
                  1585 Broadway
                  New York, NY  10036-8299
                  Facsimile telephone number:  (212) 969-2900
                  Attn:  Julie M. Allen, Esq.

         All notices, requests, consents and other communications hereunder shall be deemed to have been properly given (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service or (iv) if sent by registered or certified mail, on the fifth business day following the day such mailing is made.

         14.3     ENTIRE AGREEMENT.

         This Agreement together with the Exhibits and Schedules hereto and the other documents executed and to be executed in connection herewith (together, the "DOCUMENTS") embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in the Documents shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

         14.4     MODIFICATIONS AND AMENDMENTS.

         The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

         14.5     WAIVERS AND CONSENTS.

         No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

         14.6     ASSIGNMENT.

         Neither this Agreement, nor any right hereunder, may be assigned by any of the parties hereto without the prior written consent of the other parties.

         14.7     PARTIES IN INTEREST.

         This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

         14.8     GOVERNING LAW.

         This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the internal laws of the State of Delaware, without giving effect to the conflict of law principles thereof.

         14.9     JURISDICTION AND SERVICE OF PROCESS.

         Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of Rhode Island or the State of Delaware, or of the United States of America for the District of Rhode Island or the District of Delaware. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereby irrevocably waive any objection or defense that they may now or hereafter have to the assertion of personal jurisdiction by any such court in any such action or to the laying of the venue of any such action in any such court, and hereby waive, to the extent not prohibited by law, and agree not to assert, by way of motion, as a defense, or otherwise, in any such proceeding, any claim that it is not subject to the jurisdiction of the above-named courts for such proceedings. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered mail, postage prepaid, to the party at its address set forth in Section 14.2 hereof and irrevocably waives any objection or defense that it may now or hereafter have to the sufficiency of any such service of process in any such action. Nothing in this Section 14.9 shall affect the rights of the parties to commence any such action in any other forum or to serve process in any such action in any other manner permitted by law.

         14.10    SEVERABILITY.

         In the event that any court of competent jurisdiction shall finally determine that any provision, or any portion thereof, contained in this Agreement shall be void or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court determines it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall determine any such provision, or portion thereof wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

         14.11    INTERPRETATION.

         The parties hereto acknowledge and agree that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

         14.12    HEADINGS AND CAPTIONS.

         The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect, or be considered in construing or interpreting the meaning or construction of any of the terms or provisions hereof.

         14.13    CHOICE OF REMEDIES AND ENFORCEMENT.

         The parties shall be entitled to pursue any and all remedies available to them, in law or in equity, in the event of a breach of this Agreement. Each of the parties hereto acknowledges and agrees that the rights acquired by each party hereunder are unique and that irreparable damage would occur in the event that any of the provisions of this Agreement to be performed by the other party were not performed in accordance with their specific terms or were otherwise breached. Accordingly, in addition to any other remedy to which the parties hereto are entitled at law or in equity, each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other party and to enforce specifically the terms and provisions hereof in any federal or state court to which the parties have agreed hereunder to submit to jurisdiction.

         14.14    EXPENSES.

         Except as provided elsewhere herein, each of CNS and CSL shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

         14.15    COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, CSL, ICSL, CNS and Acquisition Sub have executed this Agreement as of the day and year first above written.



                                              CLINICAL STUDIES, LTD.


                                            By: /s/ Michael T. Heffernan
                                                --------------------------------

                                            Name: Michael T. Heffernan
                                                  ------------------------------



                                            INNOVATIVE CLINICAL SOLUTIONS, LTD.


                                            By: /s/ Michael T. Heffernan
                                                --------------------------------

                                            Name: Michael T. Heffernan
                                                  ------------------------------



                                            COMPREHENSIVE NEUROSCIENCE, INC.


                                            By: /s/ John P. Docherty, M.D.
                                                --------------------------------

                                            Name: John P. Docherty, M.D.
                                                  ------------------------------



                                            CNS ACQUISITION, INC.


                                            By: /s/ John P. Docherty, M.D.
                                                --------------------------------

                                            Name: John P. Docherty, M.D.
                                                  ------------------------------

                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

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                                   EXHIBIT 5.2
                            NOTE PURCHASE TERM SHEET

                                  EXHIBIT 7.16
                              CNS VOTING AGREEMENT

                                  EXHIBIT 7.17
                              CSL VOTING AGREEMENT

                                  EXHIBIT 7.18
                                ESCROW AGREEMENT

                                   EXHIBIT 8.7
                MATTERS UPON WHICH PROSKAUER ROSE LLP WILL OPINE

                                  EXHIBIT 8.15
                             CNS AMENDED CERTIFICATE

                                   EXHIBIT 9.6
           MATTERS UPON WHICH HINCKLEY, ALLEN & SNYDER LLP WILL OPINE

                                  EXHIBIT 10.2
                             SHAREHOLDERS AGREEMENT

                                  EXHIBIT 10.7
                            INVESTOR RIGHTS AGREEMENT